                                                                   EXHIBIT 99(a)


                   INDEX TO SUPPLEMENTAL FINANCIAL INFORMATION



                                                                           Page
                                                                           ----

Selected Supplemental Consolidated Financial Data                            1

Management's Discussion and Analysis
 of Financial Condition and Results of Operations                            3

Supplemental Consolidated Balance Sheets                                    20

Notes to Supplemental Consolidated Financial Statements                     25

Report of Independent Auditor                                               48

PEOPLES HERITAGE FINANCIAL GROUP, INC. AND SUBSIDIARIES

SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL HIGHLIGHTS


(Dollars in Thousands, Except Share Data)                1997         1996      % Change        1995         1994          1993
--------------------------------------------------------------------------------------------------------------------------------

RESULTS FOR THE YEAR
Net interest income                                 $ 344,476    $ 279,295          23%    $ 251,897    $ 223,737      $ 204,082
Provision for loan and lease losses                     4,548        5,185         (12)        8,044        6,996         28,077
Non-interest income (excluding
   securities transactions)                            79,783       57,423          39        46,656       41,625         42,871
Securities transactions                                 2,697        3,287         (18)        2,499          401          1,183
Non-interest expense (excluding
   special charges)                                   261,965      209,716          25       188,573      186,287        181,071
Special charges (1)                                    18,591        9,627          93         4,958          559            300
Net income                                             92,335       76,033          21        66,040       50,785         35,316

--------------------------------------------------------------------------------------------------------------------------------

SHARE DATA
Earnings per share:
     Basic                                            $  1.06      $  0.94          13%      $  0.82      $  0.64        $  0.46
     Diluted                                             1.04         0.92          13          0.80         0.63           0.46
Earnings per share (excluding
   special charges) (1):
      Basic                                              1.20         1.03          17          0.86         0.65           0.46
      Diluted                                            1.18         1.01          17          0.85         0.64           0.46
Dividends per share                                      0.46         0.34          35          0.29         0.18           0.11
Book value per share                                     8.23         7.71           7          7.24         6.45           6.25
Tangible book value per share                            6.79         6.78           0          6.84         6.08           5.83
Stock price:
     High                                               23.82        14.32          66         11.44         7.57           6.25
     Low                                                12.94         9.50          36          5.88         5.07           4.07
     Close                                              23.00        14.00          64         11.38         6.00           6.00

Basic weighted average shares outstanding          87,449,885   81,263,004           8    80,314,906   79,751,952     76,596,976
Diluted weighted average shares outstanding        89,180,826   82,729,714           8    82,105,692   80,863,602     77,567,806

--------------------------------------------------------------------------------------------------------------------------------

KEY PERFORMANCE RATIOS
Return on average assets                                 1.09%        1.15%         (5%)        1.13%        0.92%          0.67%
Return on average assets (excluding
   special charges) (1)                                  1.25         1.27          (2)         1.19         0.93           0.67
Return on average equity (2)                            13.29        12.69           5         12.04         9.97           7.56
Return on average equity (excluding
   special charges) (1) (2)                             15.17        13.99           8         12.71        10.12           7.60
Net interest margin (2)(3)                               4.45         4.56          (2)         4.64         4.40           4.21
Average equity to average assets                         8.23         9.05          (9)         9.35         9.19           8.83
Efficiency ratio (4)                                    59.78        62.28          (4)        63.16        70.20          73.32
Tier 1 leverage capital ratio                            7.51         8.56         (12)         9.14         8.93           8.77
Dividend payout ratio                                   43.63        38.75          13         35.69        28.49          24.14



AVERAGE BALANCES
Assets                                                $8,439,645     $6,618,692      28%    $5,864,498   $5,542,649  $5,291,261
Total loans and leases, net                            5,923,445      4,692,204      26      3,986,530    3,661,200   3,575,833
Deposits                                               6,138,887      5,094,826      20      4,604,675    4,387,601   4,407,759
Earning assets                                         7,776,991      6,171,913      26      5,479,306    5,124,291   4,885,408
Shareholders' equity                                     694,580        599,015      16        548,331      509,136     467,328

-------------------------------------------------------------------------------------------------------------------------------

AT YEAR END
Total loans and leases, net                           $6,434,238     $5,161,179      25%    $4,024,307   $3,740,024  $3,420,416
Debt and equity securities, net (5)                    1,830,942      1,564,647      17      1,307,767    1,305,269   1,356,368
Total assets                                           9,668,242      7,767,655      24      6,168,281    5,673,436   5,494,810
Deposits                                               6,747,419      5,936,430      14      4,834,969    4,426,847   4,457,219
Borrowings                                             1,982,190      1,042,312      90        674,694      670,829     450,637
Shareholders equity                                      720,783        676,847       6        586,500      515,423     495,522
Common shares outstanding (thousands)                     87,585         87,760       0         81,022       79,960      79,274
Nonperforming assets (6)                                  69,427         62,266      13         67,394       89,295     145,651

-------------------------------------------------------------------------------------------------------------------------------


(1) Special charges consist of merger related expenses and charges related to CFX Funding. See Note 9 to the Supplemental Consolidated Financial Statements.

(2)  Excludes effect of unrealized gains or losses on securities.

(3) Net interest income divided by average interest-earning assets, calculated on a fully-taxable equivalent basis.

(4) Excludes distribution on securities of subsidiary trust, special charges and net securities gains.

(5) All securities were classified as available for sale at December 31, 1997, 1996 and 1995, except for $28.2 million, $104.7 million and $164.7 million of securities which were classified as held to maturity at such dates, respectively.

(6) Nonperforming assets consist of nonperforming loans, other real estate owned and repossessed assets, net of related reserves where appropriate. Nonperforming loans consist of non-accrual loans and troubled debt restructurings.

PEOPLES HERITAGE FINANCIAL GROUP, INC. AND SUBSIDIARIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    On April 10, 1998, Peoples Heritage Financial Group, Inc. completed its merger with CFX Corporation ("CFX"). The merger was accounted for as a pooling of interests and accordingly all related financial information has been restated for all periods presented. In May 1998, the Company completed a 2-for-1 stock split of its Common Stock. All financial data included in the current report on Form 8-K reflects the impact of the merger and stock split.

GENERAL

    Peoples Heritage Financial Group, Inc. (the "Company") is a multi-bank holding company which conducts business from its headquarters in Portland, Maine and, as of December 31, 1997, 199 offices located throughout Maine, New Hampshire and northern and central Massachusetts. Based on $9.7 billion of total assets at December 31, 1997, the Company is the largest bank holding company headquartered in northern New England and the fifth largest bank holding company headquartered in New England.

    The Company offers a broad range of commercial and consumer banking services and products as well as trust, investment advisory and insurance brokerage services through three wholly-owned banking subsidiaries: Peoples Heritage Bank ("PHB"), Bank of New Hampshire ("BNH") and Family Bank, FSB ("Family"). PHB is a Maine-chartered bank which operates offices throughout Maine and, through subsidiaries, engages in mortgage banking, financial planning, insurance brokerage and equipment leasing activities. At December 31, 1997, PHB had consolidated assets of $3.8 billion and consolidated shareholder's equity of $269.4 million. BNH is a New Hampshire-chartered commercial bank which operates offices throughout New Hampshire. At December 31, 1997, BNH had consolidated assets of $4.5 billion and consolidated shareholder's equity of $319 million. Family is a federally-chartered savings bank which operates offices in northern Massachusetts and southern New Hampshire. At December 31, 1997, Family had consolidated assets of $1.5 billion and consolidated shareholder's equity of $140 million. Each of PHB, BNH and Family is a member of the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation ("FDIC").

    The discussion and analysis which follows focuses on the factors affecting the Company's financial condition at December 31, 1997 and 1996 and financial results of operations during 1997, 1996 and 1995. The Supplemental Consolidated Financial Statements and related notes should be read in conjunction with this review. Certain amounts in years prior to 1997 have been reclassified to conform to the 1997 presentation.

Business Strategy
    The principal business of the Company consists of attracting deposits from the general public through its offices and using such deposits and other sources of funds to originate residential mortgage loans, commercial business loans and leases, commercial real estate loans and a variety of consumer loans. In addition to keeping loans for its own portfolio, the Company sells loans in the secondary market. The Company also invests in mortgage-backed securities and securities issued by the United States Government and agencies thereof, as well as other securities. In addition, the Company engages in trust, investment advisory and insurance brokerage activities and services residential mortgage loans for investors.

    The Company's goal is to sustain profitable, controlled growth by focusing on increased loan and deposit market share in Maine, New Hampshire and northern Massachusetts, developing new financial products, services and delivery channels, closely managing yields on earning assets and rates on interest-bearing liabilities, increasing noninterest income through, among other things, expanded trust, investment advisory, insurance brokerage services and mortgage banking operations and controlling the growth of noninterest expenses. It is also part of the business strategy of the Company to supplement internal growth with targeted acquisitions of other banking or thrift institutions in New England. During the period covered by this discussion, the Company engaged in numerous merger and acquisition related activities. For further information, see
Note 2 to the Supplemental Consolidated Financial Statements and "Acquisitions" below. The Company regularly evaluates the potential acquisition of, and holds discussion with, various potential acquisition candidates and as a general rule the Company announces such acquisitions only after a definitive agreement has been reached.

    The Company generally does not as a matter of policy make any specific projections as to future earnings nor does it endorse [Illegible] any projections regarding future performance which may be made by others.

Acquisitions
    On April 10, 1998, the Company completed the acquisition of CFX Corporation ("CFX"). The acquisition was effected by means of the merger of CFX with and into the Company. Upon consummation of such Merger, each share of CFX common stock outstanding immediately prior thereto, other than dissenting shares, was converted into the right to receive 0.667 of a share of Common Stock of the Company. Upon consummation of the acquisition, CFX's New Hampshire-based bank, CFX Bank, was merged into BNH, and CFX's Massachusetts-based banks, Safety Fund National Bank and Orange Savings Bank, were merged into Family.

    On August 29, 1997, CFX acquired Portsmouth Bank Shares, Inc. ("Portsmouth") and Community Bankshares, Inc. ("Community"). Upon acquisition, Portsmouth's 5,907,242 outstanding shares of common stock and Community's 2,510,314 outstanding shares of common stock were converted into an aggregate of 10,806,298 shares of CFX common stock. Portsmouth was a New Hampshire corporation and its subsidiary, Portsmouth Savings Bank, was a New Hampshire state-chartered savings bank headquartered in Portsmouth, New Hampshire. Portsmouth Savings Bank was merged into CFX Bank as part of the transaction. Community was a New Hampshire corporation and its bank subsidiaries, Concord Savings Bank, a New Hampshire state-chartered savings bank, and Centerpoint Bank, a New Hampshire state-chartered commercial bank, were merged into CFX Bank as part of the transaction. The CFX, Portsmouth and Community mergers were accounted for by the pooling-of-interests method of accounting and, accordingly, the financial information for all periods presented has been restated to present the combined financial condition and results of operations as if the mergers had been in effect for all periods presented.

    In the fourth quarter of 1997, the Company completed two acquisitions. The Company purchased Atlantic Bancorp ("Atlantic"), the parent company of Atlantic Bank N.A. headquartered in Portland, Maine, for $70.8 million. Atlantic had total assets of $462.9 million, net loans of $351.5 million and total deposits of $354.2 million. In addition, the Company acquired all of the outstanding stock of MPN Holdings, the holding company of Morse, Payson, Noyes Insurance. The transaction was effected through the exchange of MPN stock for 445,678 shares of the Company's Common Stock. Both acquisitions were accounted for as purchases and, accordingly, the Company's financial statements reflect them from the date of acquisition.

    On December 6, 1996, the Company completed the acquisition of Family Bancorp, the holding company for Family, through the exchange of 1.26 shares of the Company's Common Stock for each share of Family Bancorp common stock. There were 10,960,670 shares of the Company's Common Stock issued in connection with the acquisition of Family Bancorp, including 5,000,000 shares of treasury stock. This transaction was accounted for as a purchase. Accordingly, the impact of the absorption of Family's operations is reflected in the Company's Supplemental Consolidated Financial Statements from the date of acquisition.

    On April 2, 1996, the Company completed the acquisition of Bank of New Hampshire Corporation ("BNHC"), the holding company for BNH, whereby each share of BNHC was converted into two shares of Common Stock of the Company. Because the acquisition was accounted for under the pooling-of-interests method of accounting, the Supplemental Consolidated Financial Statements of the Company for periods prior to the acquisition have been restated to include BNHC. At December 31, 1995, BNHC had total consolidated assets of $977.8 million and total consolidated shareholders' equity of $84.5 million.

Special Charges
    Merger expenses amounted to $11.4 million, $9.6 million and $5.0 million during 1997, 1996, and 1995, respectively on a pre-tax basis.

    CFX operated a small-ticket lease financing and securitization business through CFX Funding. CFX Funding's strategy was to increase the availability of credit to a select group of lease originators (lessors) while controlling the risk inherent in lease portfolios through credit enhancements. Warehouse lines of credit provided by CFX Bank to these originators are typically paid down every 90 to 180 days through securitization or sales of the various lease portfolios. In the fourth quarter of 1997, a $7.2 million pretax charge to earnings was recorded in connection with the resolution of a dispute between CFX Funding and a credit insurer regarding the origination and servicing by CFX Funding of certain equipment leases held in four securitized leased pools, and CFX decided to discontinue future operations of CFX Funding with respect to its lease securitization business. See Note 9 to the Supplemental Consolidated Financial Statements for further information.

Economic Conditions in Northern New England
    The Company believes that Maine, New Hampshire, northern Massachusetts and New England in general have witnessed steady economic growth since 1992. There can be no assurance that this will continue to be the case, however, and the economies and real estate markets in the Company's primary market areas will continue to be significant determinants of the quality of the Company's assets in future periods and, thus, its results of operations.

OVERVIEW

    The Company reported net income of $92 million or $1.04 per diluted share in 1997, as compared to $76 million or $0.92 per diluted share in 1996 and $66 million or $0.80 per diluted share in 1995. Return on average assets amounted to 1.09% in 1997, as compared to 1.15% in 1996 and 1.13% during 1995, and return on average equity amounted to 13.29% in 1997, as compared to 12.69% in 1996 and 12.04% during 1995. The improved results were attributable to the successful assimilation of recent acquisitions, as well as strong loan growth, which contributed to substantial increases in net interest income, which on a fully-taxable equivalent basis amounted to $346 million, $281 million and $254 million for the years ended 1997, 1996 and 1995, respectively.

    Excluding special charges, the Company earned $1.18 per diluted share in 1997 compared to $1.01 per diluted share during 1996 and $0.85 during 1995. Return on average assets excluding special charges was 1.25% in 1997 compared to 1.27% during 1996 and 1.19% during 1995. Return on average equity excluding special charges was 15.17%, 13.99%, and 12.71% for the years ended December 31, 1997, 1996, and 1995 respectively.

    Total revenues increased 26% in 1997 and 12% in 1996. Net interest income increased 23% during 1997 compared to an 11% increase in 1996. The increases in each year were attributable to increases in the volume of average interest-earning assets, offset in part by a decrease in net interest margin from 4.64% in 1995 to 4.56% in 1996, to 4.45% in 1997. The declines in net interest margin were attributable to slight decreases in yields on loans and leases compounded with increased borrowing costs. Noninterest income increased 39% during 1997 compared to an increase of 23% in 1996, primarily as a result of increases in customer services and mortgage banking income.

    Noninterest expenses, excluding distributions on the securities of a subsidiary trust and special charges, increased 21% during 1997 as compared to an 11% increase in 1996. Increases in 1997 were attributable to additional amortization of goodwill and other intangibles as well as increased salary and benefits expenses resulting from the recent acquisitions using the purchase accounting method. The increase in 1996 was attributable to salary and data processing expenses from the acquisitions in those years.

EARNING ASSETS
    Average earning assets increased $1.6 billion or 26% in 1997, mostly due to the acquisition of Family in December 1996 and Atlantic in the fourth quarter of 1997. However, the increase also reflects internal growth in loans and loans held for sale. Average loans increased $1.2 billion or 26%, including acquisitions. See Table 1 for more information on loan growth. Average loans as a percentage of average earning assets was 76% in 1997 and in 1996.

Loans
    Residential real estate loans (which excludes loans held for sale) of $2.6 billion increased 29% from $2.1 billion at December 31, 1996. Mortgage originations, particularly refinancings, are highly dependent upon interest rates. Lower rates in 1997, coupled with an improving economy, significantly impacted the Company's originations. The Company sells most of its products that conform to agency standards into the secondary market.

    Commercial real estate loans of $1.4 billion at December 31, 1997 grew 14% in 1997. The growth in commercial real estate loans is consistent with the Company's focus on lending to small and medium size business customers within its geographic markets. These loans consist of loans secured by income-producing commercial real estate, service industry real estate, multi-family residential real estate and retail trade real estate, as well as loans for the acquisition, development and construction of such commercial real estate.

    Commercial loans of $786.6 million at December 31, 1997 increased 21% in 1997. Excluding the impact of acquisitions, commercial loans grew 9% in 1997. The Company also originates commercial business leases through one of its subsidiaries. These leases are direct equipment leases, primarily office equipment.

    Consumer loans of $1.7 billion at December 31, 1997 increased 29% in 1997. The growth in consumer loans was primarily in home equity loans, indirect auto loans and consumer lease financing. Mobile home loans continue to decline, reflecting the Company's strategy to emphasize other types of consumer loans.

    Table 2 sets forth scheduled contractual amortization of loans and leases in the Company's portfolio at December 31, 1997, as well as the dollar amount of loans which are scheduled to mature after one year which have fixed or adjustable interest rates.

TABLE 1 - THREE YEAR AVERAGE BALANCE SHEETS

  The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest income of the Company from interest-earning assets and the resultant average yields; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost; (iii) net interest income; (iv) interest rate spread; and (v) net interest margin. For purposes of the table and the following discussion, (i) income from interest-earning assets and net interest income is presented on a fully-taxable equivalent basis primarily by adjusting income and yields earned on tax-exempt interest received on loans to qualifying borrowers and on certain of the Company's equity securities to make them equivalent to income and yields earned on fully-taxable investments, assuming a federal income tax rate of 35%, and (ii) nonaccrual loans have not been included for purposes of determining interest income. Information is based on average daily balances during the indicated periods.

                                                                       Year Ended December 31,
                                    ---------------------------------------------------------------------------------------------
                                               1997                            1996                              1995
                                    AVERAGE              YIELD/    Average              Yield/     Average                 Yield/
                                    BALANCE   INTEREST    RATE     Balance    Interest   Rate      Balance      Interest    Rate
                                    ---------------------------------------------------------------------------------------------
                                                                         (Dollars in Thousands)

Loans and leases: (1)             $5,923,445   $522,367   8.82%  $4,692,204    $418,465    8.92%  $3,986,530    $364,379    9.14%

Investment securities (2)          1,785,962    117,897   6.60    1,359,525      86,640    6.37    1,351,202      84,162    6.23
Federal funds sold                    67,584      3,293   4.87      120,184       6,280    5.23      141,574       8,279    5.85
                                  ----------   --------          ----------    --------           ----------    --------
     Total earning assets          7,776,991    643,557   8.28    6,171,913     511,385    8.29    5,479,306     456,820    8.34
                                  ----------   --------          ----------    --------           ----------    --------
Nonearning assets                    662,654                        446,779                          385,192
                                  ----------                     ----------                       ----------
     Total assets                 $8,439,645                     $6,618,692                       $5,864,498
                                  ==========                     ==========                       ==========
Interest-bearing deposits:
   Other interest-bearing         $2,450,692     62,283   2.54   $2,158,226      55,539    2.57   $2,046,352      55,294    2.70
   Certificates of deposit         2,861,252    157,529   5.51    2,312,023     128,538    5.56    2,041,507     110,589    5.42
                                  ----------   --------          ----------    --------           ----------    --------
     Total interest-bearing
        deposits                   5,311,944    219,812   4.14    4,470,249     184,077    4.12    4,087,859     165,883    4.06
Borrowed funds                     1,407,391     77,463   5.50      865,581      46,105    5.33      645,841      36,877    5.71
                                  ----------   --------          ----------    --------           ----------    --------
   Total interest-bearing
        liabilities                6,719,335    297,275   4.42    5,335,830     230,182    4.31    4,733,700     202,760    4.28
                                  ----------   --------          ----------    --------           ----------    --------

Demand deposit accounts              826,943                        624,577                          516,816
Other liabilities (2)                111,299                         59,270                           65,651
Securities of subsidiary trust        87,488                              0                                0
Shareholders' equity (2)             694,580                        599,015                          548,331
                                  ----------                     ----------                       ----------
     Total liabilities and
        shareholders' equity      $8,439,645                     $6,618,692                       $5,864,498
                                  ==========                     ==========                       ==========

Net earning assets                $1,057,656                     $  836,083                       $  745,606
                                  ==========                     ==========                       ==========
Net interest income
   (fully-taxable equivalent)                  $346,282                        $281,203                         $254,060
Less: fully-taxable equivalent
    adjustments                                  (1,806)                         (1,908)                          (2,163)
                                               --------                        --------                         --------
Net interest income                            $344,476                        $279,295                         $251,897
                                               ========                        ========                         ========


Net interest rate spread
   (fully-taxable equivalent)                             3.86%                            3.98%                            4.06%
                                                          ====                             ====                             ====


Net interest margin
   (fully-taxable equivalent)                             4.45%                            4.56%                            4.64%
                                                          ====                             ====                             ====



(1) Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans, but unpaid interest on nonperforming loans has not been included for purposes of determining interest income.

(2) Excludes effect of unrealized gains or losses on securities available for sale.

TABLE 2 - SCHEDULED CONTRACTUAL AMORTIZATION OF LOANS AT DECEMBER 31, 1997

     The following table sets forth the scheduled contractual amortization of the Company's loans at December 31, 1997, as well as the amount of loans which are scheduled to mature after one year which have fixed or adjustable interest rates. Demand loans, loans having no schedule of repayments and no stated maturity and overdraft loans are reported as due one year or less.


                                ----------------------------------------------------------------
                                                           Commercial
                                Residential    Commercial   Business    Consumer
                                Real Estate   Real Estate  Loans and    Loans and
                                   Loans         Loans       Leases       Leases        Total
                                ----------------------------------------------------------------
                                                        (In Thousands)

Amounts due:
  Within one year               $  549,423    $  527,277    $439,351    $  450,253    $1,966,304
  After one year
      through five years           708,194       573,067     262,938       660,726     2,204,925
  Beyond five years              1,378,046       305,013      84,289       585,644     2,352,992
                                ----------    ----------    --------    ----------    ----------
  Total                         $2,635,663    $1,405,357    $786,578    $1,696,623    $6,524,221
                                ==========    ==========    ========    ==========    ==========

Interest rate terms on
  amounts due after one year
      Fixed                     $  890,478    $  444,692    $144,641    $  676,623    $2,156,434
      Adjustable                 1,195,762       433,388     202,586       569,747     2,401,483

------------------------------------------------------------------------------------------------


Investment Securities and Other Earning Assets
    The average balance of the securities portfolio increased 31% to $1.8 billion during 1997. The portfolio is comprised primarily of U.S. Treasury securities and mortgage-backed securities, most of which are seasoned 15-year federal agency securities. Other securities consist of collateralized mortgage obligations and asset-backed securities. Substantially all securities are AAA or equivalently rated. See Table 3 for an analysis of the scheduled maturities and the weighted average yields of the securities portfolio.

    Securities available for sale are carried at fair value and had a pre-tax unrealized gain of $9.1 million at December 31, 1997 as compared to a pre-tax unrealized loss of $309 thousand at December 31, 1996. These unrealized gains and losses, net of tax, do not impact net income or regulatory capital but are recorded as adjustments to shareholder's equity. Securities held to maturity are carried at amortized cost and had a pre-tax unrealized gain of $311 thousand at December 31, 1997 as compared to a pre-tax unrealized gain of $101 thousand at December 31, 1996.

DEPOSITS AND OTHER FUNDING SOURCES

Deposits
    Average interest-bearing deposits increased 19% during 1997 to $5.3 billion, primarily as a result of acquisitions accounted for using the purchase method of accounting. This compares to a 9% increase in 1996. Average certificates of deposit increased $549 million during 1997 to $2.9 billion. Excluding the impact of acquisitions, average certificates of deposit increased $183 million in 1997 primarily due to increased brokered deposits. The average rate paid on certificates of deposit decreased from 5.56% in 1996 to 5.51% during 1997, which is comparable to the average rate paid in 1995 for certificates of deposit of 5.42%. See Table 5 for the scheduled maturities of certificates of deposits of $100,000 or more. The Company had $249 million and $70 million in deposits obtained through investment banking firms which obtain funds from their customers for deposit with the Company ("brokered deposits") at December 31, 1997 and 1996. Average brokered deposits were $156 million and $64 million in 1997 and 1996, respectively.

     Average other interest-bearing deposits (savings, NOW and money market accounts) and demand deposits increased $495 million to $3.3 billion during 1997. Excluding the impact of acquisitions, average transaction accounts increased $323 million in 1997. The increase in transaction deposits is consistent with the Company's increased marketing of these lower-cost accounts. The average rate paid on these interest-bearing deposits declined from 2.70% in 1995 to 2.57% in 1996 and to 2.54% in 1997.

TABLE 3 - MATURITIES OF SECURITIES

  The following table sets forth the scheduled maturities and weighted average yields of the Company's debt securities available for sale at December 31, 1997.

                                                            Amortized Cost Maturing in
                           -------------------------------------------------------------------------------------------------
                               One Year        More than One       More than Five        More than
                               or Less         to Five Years        to Ten Years         Ten Years                Total
----------------------------------------------------------------------------------------------------------------------------
                           Amount   Yield     Amount     Yield     Amount    Yield     Amount    Yield      Amount     Yield
----------------------------------------------------------------------------------------------------------------------------
                                                               (Dollars in Thousands)

U.S. Government
  and federal agencies    $172,866   5.66%   $261,200     6.22%   $ 39,708    6.82%   $ 33,360    7.36%   $  507,134     6.15%
Tax-exempt bonds
  and notes                 18,495   4.87         875     5.54          90    6.90         439    5.33        19,899     4.92
Other bonds and notes       71,042   6.24      11,719    10.10          19    6.50          --      --        82,780     6.75
Mortgage-backed
  securities                 2,139   6.37      33,613     6.39      66,172    6.96     712,113    6.82       814,037     6.81
Collateralized
  mortgage obligations         536   5.00       3,102     7.86      12,739    7.37     241,214    7.19       257,591     7.21
                          --------           --------             --------            --------            ----------
   Total                  $265,078   5.76    $310,509     6.40    $118,728    6.96    $987,126    6.90    $1,681,441     6.63
                          ========           ========             ========            ========            ==========

The following table sets forth the maturities and weighted average yields of the Company's debt securities held to maturity at December 31, 1997


                                                            Amortized Cost Maturing in
                           -------------------------------------------------------------------------------------------------
                               One Year        More than One       More than Five        More than
                               or Less         to Five Years        to Ten Years         Ten Years                Total
----------------------------------------------------------------------------------------------------------------------------
                           Amount   Yield     Amount     Yield     Amount    Yield     Amount    Yield      Amount     Yield
----------------------------------------------------------------------------------------------------------------------------
                                                               (Dollars in Thousands)

U.S. Government
  and federal agencies         --      --    $ 7,721      6.86%        --       --         --       --     $ 7,721      6.86%
Tax-exempt bonds
  and notes                $2,415    4.77%     8,681      4.65     $2,374     4.75%        --       --      13,470      4.69
Other bonds and notes          --      --         --        --        400     7.40         --       --         400      7.40
Mortgage-backed
  securities                  788    6.31        757      6.72      4,689     6.50         --       --       6,234      6.50
Collateralized
  mortgage obligations         --      --         --        --        359     6.75         --       --         359      6.75
                           ------            -------               ------              ------              -------
   Total                   $3,203    5.15    $17,159      5.74     $7,822     6.03         --       --     $28,184      5.75
                           ======            =======               ======              ======              =======




TABLE 4  - CHANGE IN DEPOSIT BALANCES BY CATEGORY OF DEPOSITS

   The following table presents the changes in the balances of deposits outstanding at the dates indicated


                                        Year Ended December 31,             1997-1996 Change           1996-1995 Change
                                   ----------------------------------     --------------------      ----------------------
                                      1997        1996        1995         Amount      Percent        Amount       Percent
                                   ----------------------------------     --------------------      ----------------------
                                        (Dollars in Thousands)

Demand deposits                    $  969,567  $  798,559  $  601,399      $171,008     21.4%       $  197,160       32.8%
Money market access/NOW accounts    1,522,252   1,390,714   1,211,692       131,538      9.5           179,022       14.8
Regular savings                     1,084,158   1,059,751     870,435        24,407      2.2           189,316       21.7
Certificates of deposit             3,171,442   2,687,406   2,151,443       484,036     18.0           535,963       24.9
                                   ----------  ----------  ----------      --------                 ----------
     Total deposits                $6,747,419  $5,936,430  $4,834,969      $810,989     13.7        $1,101,461       22.8
                                   ==========  ==========  ==========      ========                 ==========


TABLE 5 - MATURITY OF CERTIFICATES OF DEPOSIT OF $100,000 OR MORE AT
          DECEMBER 31, 1997

  The following table sets forth the scheduled maturity of certificates of deposit of $100,000 or more at December 31, 1997:

                                          Balance         Percent
                                          -------         -------
                                          (Dollars in Thousands)
3 months or less                         $188,781          25.79%
Over 3 to 6 months                        134,176          18.33
Over 6 to 12 months                       230,302          31.46
More than 12 months                       178,796          24.42
                                         --------         ------
                                         $732,055         100.00%
                                         ========         ======

OTHER FUNDING SOURCES

    Average borrowed funds for 1997 was $1.4 billion compared with $866 million in 1996. The Company's primary source of funding, other than deposits, are securities sold under repurchase agreements and advances from the Federal Home Loan Bank of Boston ("FHLB"). FHLB borrowings increased because growth in earning assets, particularly mortgage loans held for sale, exceeded growth in deposits. FHLB collateral consists primarily of first mortgage loans secured by 1-4 family properties, certain unencumbered securities and other qualified assets. At December 31, 1997, FHLB borrowings amounted to $1.4 billion. The Company's estimated additional borrowing capacity with the FHLB at December 31, 1997 was $1.1 billion.

    At December 31, 1997 and 1996, securities sold under repurchase agreements amounted to $453.7 million and $301.4 million, respectively, and were collateralized by mortgage backed securities and U.S. Government obligations.

INTEREST RATE RISK AND ASSET-LIABILITY MANAGEMENT

    The Company's interest rate risk and asset-liability management are the responsibility of a Liquidity and Funds Management Committee which reports to the Board of Directors and is comprised of members of the Company's senior management. The Committee is actively involved in formulating the economic projections used by the Company in its planning and budgeting process and establishes policies which monitor and coordinate the Company's sources, uses and pricing of funds.

    Interest-rate-risk, including mortgage prepayment risk, is the most significant non-credit related risk to which the Company is exposed. Net interest income, the Company's primary source of revenue, is affected by changes in interest rates as well as fluctuations in the level and duration of assets and liabilities on the Company's balance sheet.

    Interest rate risk can be defined as the exposure of the Company's net interest income or financial position to adverse movements in interest rates. In addition to directly impacting net interest income, changes in the level of interest rates can also affect, (i) the amount of loans originated and sold by the institution, (ii) the ability of borrowers to repay adjustable or variable rate loans, (iii) the average maturity of loans, which tend to increase when loan rates are substantially higher than rates on existing loans and, conversely, decrease when rates on existing loans are substantially lower than current loan rates (due to refinancing of loans at lower rates), (iv) the value of the institution's investment securities and mortgage loans and the resultant ability to realize gains on the sale of such assets and (v) the carrying value of investment securities classified as available for sale and the resultant adjustments to shareholders' equity.

    The primary objective of the Company's asset-liability management is to maximize net interest income while maintaining acceptable levels of interest-rate sensitivity. To accomplish this the Company monitors the Company's interest rate sensitivity by use of a sophisticated simulation model which analyzes net interest income under various interest rate scenarios and anticipated levels of business activity. Complicating management's efforts to measure interest rate risk is the uncertainty of the maturity, repricing and/or runoff characteristics of some of the Company's assets and liabilities.

    To cope with these uncertainties, management gives careful attention to its assumptions. For example, many of the Company's interest-bearing deposit products (e.g. interest checking, savings and money market deposits) have no contractual maturity and based on historical experience have only a fractional sensitivity to movements in market rates. Because management believes it has some control with respect to the extent and timing of rates paid on non-maturity deposits, certain assumptions regarding rate changes are built into the model. Another major assumption built into the model involves the right customers have to prepay loans, generally without penalty. As a result, the Company's loan portfolios are subject to prepayment risk. The risk of prepayment tends to increase when interest rates fall. Since future prepayment behavior of loan customers is uncertain, the resultant interest rate sensitivity of loan assets cannot be determined exactly. The Company uses market consensus prepayment assumptions related to residential mortgages.

    The Company uses simulation analysis to measure the sensitivity of net interest income over a specified time period (generally one year) under various interest-rate scenarios using the assumptions discussed above. The Company's limit on interest-rate risk specifies that if interest rates were to shift immediately up or down 200 basis points, estimated net interest income should decline by less than 10%. Management estimates, based on its simulation model, that an instantaneous 2% increase in interest rates would have less than a $5.6 million decrease in net interest income over the next twelve months, while a 2% decrease in rates would result in less than a $3.2 million decrease in net interest income over the next 12 months. The Company also estimates that the exposure of the Company's net interest income to gradual and/or modest changes in interest rates is relatively small. For example, using the Company's "most likely" rate scenario, which reflects only modest changes in interest rates for the next twelve months, the net interest income of the Company fluctuates less than 1% compared to a flat rate scenario. It should be emphasized that the foregoing results are highly dependent on material assumptions such as those discussed above.

    The Company manages the interest-rate risk inherent in its core banking operations using on-balance sheet instruments, mainly fixed-rate portfolio securities, borrowed fund maturities and a variety of off-balance sheet instruments. The most frequently used off-balance sheet instruments are interest-rate swaps, forward-rate agreements and options. When appropriate, options on swaps and exchange-traded futures and options are also used.

    The Company, as a result of acquisitions, has acquired four interest rate floors with a combined notional amount of $30 million, expiring from 1998-2000. The Company has no direct or contingent liability as a result of these floors which were purchased to protect certain rate sensitive assets against falling interest rates.

    The Company continues to utilize interest rate floors tied to the CMT index and U.S. Treasury Options to mitigate the prepayment risk associated with mortgage servicing rights (see "Non-Interest Income" for further details). The value of both CMT floors and U.S. Treasury Options are inversely related to movements in interest rates. In the event that interest rates fall, any resulting increase in value of the derivative instruments are intended to offset, in part, the prospective impairment of the servicing rights. At December 31, 1997, mortgage servicing rights amounted to $59.7 million, as compared to $41 million at December 31, 1996. The value of mortgage servicing rights generally is adversely affected by accelerated prepayments of loans resulting from decreasing interest rates, which affect the estimated average life of loans serviced for others.


RESULTS OF OPERATIONS

Net Interest Income
    The Company's taxable-equivalent net interest income increased 23% during 1997, to $346 million. This increase reflects strong internal loan growth, as well as the 12 month impact of the Family acquisition and an approximately three month impact of the Atlantic acquisition in 1997. Both acquisitions were accounted for as purchases. Net interest margin declined 11 basis points during 1997, which partially offset the positive effects of loan growth. Taxable equivalent net interest income increased 11% in 1996 from 1995 also due primarily to loan growth. Table 6 shows the changes from 1996 in tax equivalent net interest income by category due to shifts in rate and volume. Information on average balances, yields and rates for the past three years can be found in Table 1.

Noninterest Income
    Noninterest income was $82.5 million, $60.7 million and $49.2 million for the years ended December 31, 1997, 1996 and 1995, respectively. Increases of $8.0 million in customer services income and $8.1 million in mortgage banking services income contributed to the $21.8 million or 36% increase during 1997. Increases of $3.9 million in customer service income and $3.4 million in mortgage banking income contributed to the $11.5 million increase in 1996.

    Customer services income of $28.3 million in 1997 increased 39% from 1996 and was attributable to growth in the number of transaction accounts and related fees and increases in ATM income.

    Mortgage banking services income of $25.8 million increased $8.1 million or 46% during 1997 due to a $6.2 million increase in mortgage sales income and a $1.9 million increase in residential mortgage servicing income. The Company's portfolio of residential mortgages of $5.4 billion serviced for investors increased by $1.0 billion or 24% from December 31, 1996 to December 31, 1997. The increase in mortgage sales income in 1997 was attributable to a significant increase in the volume of loans originated from correspondent lenders, the vast majority of which were sold in the secondary market. The generation of mortgage sales income is dependent on market and economic conditions and, as a result, there can be no assurance that the mortgage sales income reported in prior periods can be achieved in the future or that there will not be significant inter-period variations in the result of such activities.

    Trust and investment advisory services income of $11.8 million increased 23% during 1997 and 18% during 1996 primarily due to increases in assets under management. Assets under management were $2.7 billion, and $1.5 billion at December 31, 1997 and 1996 respectively, representing an increase of 78.3% in 1997.

    Insurance commissions of $1.9 million were generated through the Company's subsidiary Morse, Payson, and Noyes and reflects gross revenues since the acquisition date.

Noninterest Expense
    Noninterest expense increased $61.2 million or 28% during 1997. The increase was primarily attributable to the Family and Atlantic acquisitions, in addition to the issuance of capital securities by a subsidiary trust and charges related to mergers and CFX Funding (see Note 12 to the Supplemental Consolidated Financial Statements). Excluding the distributions on the securities of the subsidiary trust, merger expenses, and charges related to CFX Funding, the efficiency ratio improved to 59.78% during 1997 from 62.28% in 1996 reflecting the efficiencies created by the assimilation of recent acquisitions, as well as operating improvements. Total noninterest expense increased $25.8 million or 13% in 1996.

    Salaries and benefits expense of $131.4 million increased 22% during 1997 due primarily to increased staffing resulting from the acquisitions and higher performance-based compensation. The number of full-time equivalent employees increased by 253 to 3,281 at December 31, 1997. Average full-time equivalent employees were 3,407 in 1997 compared to 2,885 in 1996, primarily due to the expansion of the core banking franchise.

    Data processing expense increased 19% to $15.0 million during 1997. The increase in expense was attributable to the implementation of system upgrades to accommodate increased volumes.

    Equipment expense increased 33% to $18.2 million and advertising and marketing increased 34% to $8.9 million during 1997. These increases were primarily due to the acquisition of Family in December 1996.

    Merger expense in 1997 consists primarily of $8.4 million of expenses related to CFX's acquisition of Portsmouth and Community. Merger expenses that related to those acquisitions consisted primarily of $2.0 million in severance costs, $734 thousand in data processing fees, $4.0 million in professional fees, $899 thousand in writedowns of assets and $739 thousand in other merger expenses. CFX had incurred and deferred $1.4 million of expenses in 1997, $1.1 million relating to termination of employment contracts and severance obligations, $200 thousand investment banking fees, and $107 thousand of other. Merger expenses related to the combination with CFX are $24.0 million of after-tax, one-time reorganization and restructuring costs net of an estimated $8.1 million after-tax gain from the sale of five CFX branches in connection with the transaction. The after-tax one-time reorganization and restructuring costs consist of costs relating to termination of employment contracts and severance obligations ($7.8 million), professional fees ($6.8 million), writedowns of assets ($10.4 million), data processing/integration costs ($4.8 million) and charges related to CFX Funding ($2.3 million). Actual expenses will reduce the Company's income during the three months ended June 30, 1998 by approximately $24.0 million or $0.27 per diluted share.

    Other noninterest expense, which is comprised primarily of general and administrative expenses, increased $4.7 million or 10% during 1997.

TABLE 6 - CHANGES IN NET INTEREST INCOME

   The following table presents certain information on a fully-taxable equivalent basis regarding changes in interest income and interest expense of the Company for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided with respect to changes attributable to (1) changes in rate (change in rate multiplied by old volume), (2) changes in volume and (change in volume multiplied by old rate) and
(3) changes in rate/volume (change in rate multiplied by change in volume).


                                      Year Ended December 31, 1997 vs 1996              Year Ended December 31, 1996 vs 1995
                                           Increase (Decrease) Due to                        Increase (Decrease) Due to
                                  ---------------------------------------------     ------------------------------------------
                                    Rate       Volume    Rate/Volume    Total        Rate        Volume    Rate/Volume   Total
                                  ---------------------------------------------     ------------------------------------------
                                                                           (In Thousands)
Interest-earning assets:
   Loans and leases: (1)          $(4,677)    $109,806     $(1,227)    $103,902     $(8,848)    $64,500     $(1,566)    $54,086
   Investment securities            3,107       27,176         974       31,257       1,948         518          12       2,478
   Federal funds sold                (424)      (2,749)        186       (2,987)       (881)     (1,251)        133      (1,999)
                                  -------     --------     -------     --------     -------     -------     -------     -------
       Total earning assets        (1,994)     134,233         (67)     132,172      (7,782)     63,768      (1,421)     54,565
                                  -------     --------     -------     --------     -------     -------     -------     -------

Interest-bearing liabilities:
   Deposits:
     Regular savings and money       (689)       7,526         (93)       6,744      (2,634)      3,023        (144)        245
          market access accounts
     Certificates of deposit       (1,247)      30,535        (296)      28,991       2,910      14,654         386      17,949
       Total interest-bearing
          deposits                 (1,936)      38,061        (390)      35,735         276      17,677         242      18,194
   Borrowed funds                   1,537       28,859         962       31,358      (2,476)     12,547        (843)      9,228
                                  -------     --------     -------     --------     -------     -------     -------     -------
     Total interest-bearing
          liabilities                (399)      66,920         572       67,093      (2,201)     30,224        (601)     27,422
                                  -------     --------     -------     --------     -------     -------     -------     -------

Net interest income
   (fully taxable equivalent)     $(1,595)    $ 67,313     $  (639)    $ 65,079     $(5,581)    $33,544     $  (820)    $27,143
                                  =======     ========     =======     ========     =======     =======     =======     =======


(1) Loans and leases include portfolio loans and loans held for sale and nonperforming loans.

TABLE 7.  MORTGAGE BANKING SERVICES INCOME


    The following table sets forth certain information relating to the Company's mortgage banking activities at the dates or for the periods ended.

                                                 At or For the Year Ended December 31,
                                                --------------------------------------
                                                  1997          1996          1995
                                                --------------------------------------
                                                            (In Thousands)

Residential mortgages serviced for investors
  at end of period                              $5,381,003    $4,343,659    $3,614,520
                                                ==========    ==========    ==========

Residential mortgage sales income(1)            $   15,607    $    9,358    $    5,373
Residential mortgage servicing income, net          10,160         8,298         8,873
                                                ----------    ----------    ----------

Mortgage banking services income                $   25,767    $   17,656    $   14,246
                                                ==========    ==========    ==========

(1) Includes gains on sales of mortgage servicing.


   Net occupancy expense increased 15% to $20.1 million during 1997. The increase was primarily attributable to the acquisitions but also reflects the cost associated with new supermarket branches.

    Amortization of goodwill and deposit premiums increased by $3.2 million or 58% during 1997 due to goodwill associated with the recent acquisitions which were accounted for as purchases.

Taxes
    The Company recognized $49.5 million in income tax expense for the year ended December 31, 1997 compared to $39.4 million for 1996 and $33.4 million for 1995. The increase in 1997 was a result of growth in pre-tax earnings. The effective tax rate rose to 35% compared to 34% in 1996 and 1995 due to increased nondeductible goodwill amortization from the recent acquisitions and increased state tax expense.


YEAR 2000

The Year
    2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Company has implemented a Year 2000 committee to execute a plan of compliance. The Company believes that, with modifications to existing software already completed or contemplated in the near future, the Year 2000 problem will not pose significant operational problems for the Company's computer systems. The Company expects to be Year 2000 compliant by the end of 1998 and expects to incur approximately $1.7 million in expenses in 1998 in addition to redirecting substantial internal resources to the issue. The costs to complete the Year 2000 modifications are based on management's estimates. However, actual results could differ from these plans.


ASSET QUALITY

General
    The Company monitors its asset quality with lending and credit policies which require the regular review of its portfolio. The Company maintains an internal rating system which provides a mechanism to monitor the quality of its loan portfolio. Credit risk is monitored regularly to review the portfolio performance. See Table 8 for the detail of the Company's loan portfolio for the last five years.

    The Company's residential loan portfolio accounted for 40% of the total loan portfolio at December 31, 1997, up from 39% at the end of 1996. The Company's strategy generally is to originate fixed-rate residential loans for sale to investors in the secondary market. The Company's residential loans are generally secured by 1-4 family homes and have a maximum loan to value ratio of 80%, unless they are protected by mortgage insurance. At December 31, 1997, .58% of the Company's residential loans were nonperforming, as compared to .53% at December 31, 1996.

    The Company's commercial real estate loan portfolio accounted for 22% of the total loan portfolio at December 31, 1997, compared to 23% at December 31, 1996. This portfolio consists primarily of loans secured by income-producing commercial real estate (including office and industrial buildings), service industry real estate (including hotels and health care facilities), multi-family

(over four units) residential properties and food stores. It is the intention of the Company to maintain commercial real estate loans as a percentage of the overall loan portfolio at the same or lower levels in the future.

    Commercial business loans and leases are generally made to small to medium size businesses located within the Company's geographic market area. These loans are not concentrated in any particular industry, but reflect the broad-based economies of Maine, New Hampshire and northern Massachusetts. Commercial loans consist primarily of loans secured by various equipment, machinery and other corporate assets, as well as loans to provide working capital to business in the form of lines of credit. The Company's commercial business loan portfolio accounted for 12% of the total loan portfolio at December 31, 1997 and 1996.

    Consumer loans accounted for 26% of the Company's total loan portfolio at December 31, 1997 compared to 25% at December 31, 1996. The Company has a diversified consumer loan portfolio which includes home equity, automobile, mobile home, boat and recreational vehicle, and education loans. The increase over the prior year was due to growth in automobile and home equity loans. The growth is consistent with the Company's strategy to provide a full range of financial services to its customers and to originate loans which are short-term and offer a higher yield than longer-term mortgage loans.

Nonperforming Assets
    Nonperforming assets consist of nonperforming loans and other real estate owned and repossessed assets. Total nonperforming assets as a percentage of total assets decreased to .72% at December 31, 1997 compared to .80% at December 31, 1996. In addition, total nonperforming assets as a percentage of total loans and other nonperforming assets was 1.06% and 1.18% at December 31, 1997 and 1996, respectively. See Table 9 for a detail summary of nonperforming assets for the last five years.

    The Company continues to focus on asset quality issues and to allocate significant resources to the key asset quality control functions of credit policy and administration and loan review. The collection, workout and asset management functions focus on the reduction of nonperforming assets. Despite the ongoing focus on asset quality and reductions of nonperforming asset levels, there can be no assurance that adverse changes in the real estate markets and economic conditions in the Company's primary market areas will not result in higher nonperforming asset levels in the future and negatively impact the Company's operations through higher provisions for loan losses, net loan charge-offs, decreased accrual of interest income and increased noninterest expenses as a result of the allocation of resources to the collection and workout of nonperforming assets.

    It is the policy of the Company to generally place all commercial real estate loans and commercial business loans and leases which are 90 days or more past due, unless secured by sufficient cash or other assets immediately convertible to cash, on nonaccrual status. Residential real estate loans and consumer loans and leases are placed on nonaccrual status generally when in management's judgment the collectibility of interest and/or principal is doubtful. At December 31, 1997, the Company had $8.4 million of accruing loans which were 90 days or more delinquent, as compared to $8.0 million and $4.4 million of such loans at December 31, 1996 and 1995, respectively.

    It is also the policy of the Company to place on nonaccrual and therefore nonperforming status loans currently less than 90 days past due or performing in accordance with their terms but which in management's judgment are likely to present future principal and/or interest repayment problems and which thus ultimately would be classified as nonperforming.

Net Charge-offs
    Net charge-offs were $9.7 million during 1997, as compared to $9.5 million in 1996 and $12.3 million in 1995. The increase in 1997 was attributable to decreased recoveries in commercial real estate mortgages, which more than offset the effects of a decrease in loans charged off during 1997. Gross charge-offs decreased in 1997 by $2.3 million compared to an increase in 1996 from 1995 of $480 thousand.

    Net charge-offs in 1997 represented .16% of average loans and leases outstanding, as compared to .20% in 1996 and .31% in 1995. See Table 10 for the details for the last five years of charge-offs and recoveries.

Provision and Allowance for Loan and Lease Losses

    The Company recorded a provision for loan and lease losses in 1997 of $4.5 million, as compared to a $5.2 million provision in 1996 and $8.0 million in 1995. The ratio of the allowance to nonperforming loans at December 31, 1997 was 152%, as compared to 187% and 156% at December 31, 1996 and 1995, respectively.

    The allowance for loan and lease losses represented 1.38% of loans outstanding at December 31, 1997, as compared to 1.67% and 1.97% at December 31, 1996 and 1995, respectively. This decline reflects the impact of acquiring institutions with lower allowances as a percentage of loans and leases. Management believes that this reduction is consistent with the improved asset quality of the loan portfolio.

    The allowance for loan and leases losses is maintained at a level determined to be adequate by management to absorb future charge-offs of loans and leases deemed noncollectable. This allowance is increased by provisions charged to operating expense and by recoveries on loans previously charged off. Arriving at an appropriate level of allowance for loan and lease losses necessarily involves a high degree of judgment and is determined based on management's ongoing evaluation. The evaluation process includes, among other procedures, consideration of the character and size of the loan portfolio, monitoring trends in nonperforming loans, delinquent loans and net charge-offs, as well as new loan originations and other asset quality factors.

    Although management utilizes its judgment in providing for possible losses, for the reasons discussed above under "Nonperforming Assets", there can be no assurance that the Company will not have to change its provision for loan losses in subsequent periods. Based on anticipated growth in assets, it is likely that the Company will increase its provision for loan and lease losses in 1998.

    The allowance for loan and lease losses is available for offsetting credit losses in connection with any loan but is internally allocated to various loan categories as part of the Company's process for evaluating the adequacy of the allowance for loan and lease losses. Table 11 sets for information concerning the allocation of the Company's allowance for loan and lease losses by loan categories for the last five years.

TABLE 8 - COMPOSITION OF LOAN PORTFOLIO


                                                                        December 31,
                          -----------------------------------------------------------------------------------------------------
                                 1997                  1996                 1995                1994                 1993
                          -----------------------------------------------------------------------------------------------------
                                     % of                  % of                 % of                 % of                 % of
                          Amount     Loans      Amount     Loans      Amount    Loans      Amount    Loans      Amount    Loans
                          -------    ----       ------     ----       ------     ----      ------     ----      ------     ----
                                                                      (In Thousands)
Residential real
  estate loans          $2,635,663   40.40%  $2,050,484    39.06%  $1,530,801    37.29% $1,497,142    39.17% $1,351,345    38.51%

Commercial real
  estate loans:
    Permanent first
      mortgage loans     1,286,372   19.72    1,149,910    21.91      981,160    23.90     933,482    24.42     907,676    25.88
    Construction and
      development          118,985    1.82       79,864     1.52       57,607     1.40      37,794     0.99      35,946     1.02
                           -------    ----       ------     ----       ------     ----      ------     ----      ------     ----

         Total           1,405,357   21.54    1,229,774    23.43    1,038,767    25.30     971,276    25.41     943,622    26.90

Commercial loans
  and leases               786,578   12.06      647,737    12.34      544,685    13.27     454,583    11.89     422,876    12.05

Consumer loans
  and leases             1,696,623   26.00    1,321,004    25.17      990,872    24.14     899,638    23.53     791,038    22.54
                           -------    ----       ------     ----       ------     ----      ------     ----      ------     ----

Total loans
  receivable             6,524,221  100.00%   5,248,999   100.00%   4,105,125   100.00%  3,822,639   100.00%  3,508,881   100.00%
                                    ======                ======                ======               ======               ======

Allowance for loan
  and lease losses          89,983               87,820                80,818               82,615               88,465
                        ----------           ----------            ----------           ----------           ----------

Net loans receivable    $6,434,238           $5,161,179            $4,024,307           $3,740,024           $3,420,416
                        ==========           ==========            ==========           ==========           ==========


TABLE 9 - FIVE YEAR SCHEDULE OF NON-PERFORMING ASSETS

    The following table sets forth information regarding nonperforming assets at the dates indicated:


                                                                                       December 31,
                                                               ------------------------------------------------------------
                                                                1997         1996         1995         1994          1993
                                                               -------      -------      -------      -------      --------
                                                                                     (In Thousands)

Residential real estate loans:
  Nonaccrual loans                                             $15,323      $10,811      $12,634      $13,435      $ 19,279
  Troubled debt restructurings                                      --           --           --           --           111
                                                               -------      -------      -------      -------      --------
   Total                                                        15,323       10,811       12,634       13,435        19,390
                                                               -------      -------      -------      -------      --------

Commercial real estate loans:
  Nonaccrual loans                                              19,582       17,174       19,746       26,978        30,780
  Troubled debt restructurings                                   2,304        3,476        4,546        9,316        19,492
                                                               -------      -------      -------      -------      --------
   Total                                                        21,886       20,650       24,292       36,294        50,272
                                                               -------      -------      -------      -------      --------

  Commercial business loans and leases:
  Nonaccrual loans                                              13,255        9,650        8,866        9,082        19,692
  Troubled debt restructurings                                     114          579        1,859        2,684         2,547
                                                               -------      -------      -------      -------      --------
   Total                                                        13,369       10,229       10,725       11,766        22,239
                                                               -------      -------      -------      -------      --------

Consumer loans:
  Nonaccrual loans                                               8,473        5,398        4,040        3,903         3,852
  Troubled debt restructurings                                      --           --           --           --            26
                                                               -------      -------      -------      -------      --------
   Total                                                         8,473        5,398        4,040        3,903         3,878
                                                               -------      -------      -------      -------      --------

Total nonperforming loans:
  Nonaccrual loans                                              56,633       43,033       45,286       53,398        73,603
  Troubled debt restructurings                                   2,418        4,055        6,405       12,000        22,176
                                                               -------      -------      -------      -------      --------
   Total                                                        59,051       47,088       51,691       65,398        95,779
                                                               -------      -------      -------      -------      --------

Other nonperforming assets:
  Other real estate owned, net of related reserves               7,158       13,071       14,150       18,503        36,159
  In-substance foreclosures, net of related reserves                --                        --        3,391        11,752
  Repossessions, net of related reserves                         3,218        2,107        1,553        2,003         1,961
                                                               -------      -------      -------      -------      --------
   Total                                                        10,376       15,178       15,703       23,897        49,872
                                                               -------      -------      -------      -------      --------
Total nonperforming assets                                     $69,427      $62,266      $67,394      $89,295      $145,651
                                                               =======      =======      =======      =======      ========

Accruing loans 90 days overdue                                 $ 8,355      $ 8,038      $ 4,412      $ 6,354      $  9,498
                                                               =======      =======      =======      =======      ========

Total nonperforming loans as a percentage of total loans          0.91%        0.90%        1.26%        1.71%         2.73%
Total nonperforming assets as a percentage of total assets        0.72         0.80         1.09         1.57          2.65
Total nonperforming assets as a percentage of total loans
     and other nonperforming assets                               1.06         1.18         1.64         2.32          4.09


    The following sets forth information concerning the activity in the Company's allowance for loan and lease losses during the periods indicated.

TABLE 10 - FIVE YEAR TABLE OF NET CHARGE-OFFS

                                                                    Year Ended December 31,
                                             ----------------------------------------------------------------------
                                                1997           1996          1995            1994           1993
                                             ----------------------------------------------------------------------
                                                                        (In Thousands)

Average loans and leases outstanding         $5,923,445     $4,692,204     $3,986,530     $3,661,200     $3,575,833
                                             ==========     ==========     ==========     ==========     ==========
Allowance at the beginning of period         $   87,820     $   80,818     $   82,615     $   88,465     $   88,810

Additions due to acquisitions                     7,361         11,365          2,457             --             --
Charge-offs:
   Real estate loans                              3,950         13,671         15,543         15,080         22,223
   Commercial business loans and  leases          6,632          4,353          3,234          6,281         12,841
   Consumer loans and leases                     10,063          4,906          3,673          3,278          4,993
                                             ----------     ----------     ----------     ----------     ----------
       Total loans charged off                   20,645         22,930         22,450         24,639         40,057
                                             ----------     ----------     ----------     ----------     ----------

Recoveries:
   Real estate loans                              5,601         10,430          6,397          6,773          7,474
   Commercial business loans and leases           3,373          1,856          2,673          3,925          2,252
   Consumer loans and leases                      1,925          1,096          1,082          1,095          1,909
                                             ----------     ----------     ----------     ----------     ----------
       Total loans recovered                     10,899         13,382         10,152         11,793         11,635
                                             ----------     ----------     ----------     ----------     ----------
   Net charge-offs                                9,746          9,548         12,298         12,846         28,422
Provisions charged to operating expenses          4,548          5,185          8,044          6,996         28,077
                                             ----------     ----------     ----------     ----------     ----------
Allowance at the end of the period           $   89,983     $   87,820     $   80,818     $   82,615     $   88,465
                                             ==========     ==========     ==========     ==========     ==========

Ratio of net charge-offs to average loans
   and leases outstanding                          0.16%          0.20%          0.31%          0.35%          0.79%
Ratio of allowance to total portfolio loans
   and leases at end of period                     1.38           1.67           1.97           2.16           2.52
Ratio of allowance to nonperforming
   loans at end of period                        152.38         186.50         156.35         126.33          92.36



TABLE 11 - FIVE YEAR SCHEDULE OF ALLOCATION OF ALLOWANCE FOR LOAN AND LEASE
           LOSSES:

    The following table sets forth information concerning the allocation of the Company's allowance for loan and lease losses by loan categories at the dates indicated.

                                                                         December 31,
                         ----------------------------------------------------------------------------------------------------------
                                1997                 1996                   1995                  1994                 1996
                         ------------------   --------------------   -------------------   -------------------  -------------------
                                  Allowance              Allowance                                                        Allowance
                                  to                     to                    Allowance            Allowance             to
                                  Percent                Percent               to Percent           to Percent            Percent
                                  of Total               of Total              of Total             of Total              of Total
                                  Loans By               Loans By              Loans By             Loans By              Loans By
                         Amount   Category    Amount     Category    Amount    Category    Amount   Category     Amount   Category
                         ------   ---------   ------     ---------   ------    ---------   ------   ----------   ------   --------
                                                                       (In Thousands)

Real estate loans        $51,553    1.28%     $50,450      1.54%    $49,416       1.92%   $50,543     2.05%     $54,818     2.39%
Commercial business
    loans and leases      16,322    2.08       18,304      2.83      12,632       2.32     11,062     2.43       13,519     3.20
Consumer loans
    and leases            14,866    0.88       12,809      0.97      11,795       1.19     12,163     1.35       12,172     1.54
Unallocated                7,242                6,257                 6,975                 8,847                 7,956
                         -------                -----               -------               -------               -------
                         $89,983    1.38      $87,820      1.67     $80,818       1.97    $82,615     2.16      $88,465     2.52
                         =======              =======               =======               =======               =======



LIQUIDITY

    For banks, liquidity represents the ability to meet both loan commitments and deposit withdrawals. Funds to meet these needs generally can be obtained by converting liquid assets to cash or by attracting new deposits or other sources of funding. Many factors affect a bank's ability to meet liquidity needs, including variations in the markets served, its asset-liability mix, its reputation and credit standing in the market and general economic conditions.

    In addition to traditional in-market deposit sources, the Company has many other sources of liquidity, including proceeds from maturing securities and loans, the sale of securities, asset securitizations and other non-relationship funding sources, such as FHLB borrowings, senior or subordinated debt, commercial paper and wholesale purchased funds. Management believes that the high proportion of residential and installment consumer loans in the Company's loan portfolio provides it with a significant amount of contingent liquidity through the conventional securitization programs that exist today. Management believes that the level of liquidity is sufficient to meet current and future funding requirements. For additional information regarding off-balance sheet risks and commitments, see Note 14 to the Supplemental Consolidated Financial Statements.


CAPITAL

    At December 31, 1997, shareholders' equity totaled $721 million or 7.46% of total assets, as compared to $677 million or 8.71% at December 31, 1996. The 6% increase was primarily due to the Company's net income during 1997, which more than offset a $35.9 million stock repurchase and $40.3 million in dividends to shareholders.

    During 1997, the Company completed a stock repurchase of 2,245,600 shares for $35.9 million. The stock repurchase authorization was rescinded by the Company's Board of Directors in October 1997 in connection with the execution of an agreement to acquire CFX. In January 1997, a trust subsidiary of the Company issued $100 million of Capital Securities which mature in 2027 and which qualify as Tier 1 Capital. See Note 12 to the Supplemental Consolidated Financial Statements for more information.

    Capital guidelines issued by the Federal Reserve Board require the Company to maintain certain ratios. The Company's Tier 1 Capital, as defined by the Federal Reserve Board, was $687.4 million at December 31, 1997 compared to $596.9 million at December 31, 1996. The Company's regulatory capital currently exceeds all applicable requirements. See Note 13 to the Supplemental Consolidated Financial Statements.

    The Company's banking subsidiaries also are subject to federal, and in certain cases, state regulatory capital requirements. At December 31, 1997, each of the Company's banking subsidiaries was deemed to be "well capitalized" under the regulations of the applicable federal banking agency and in compliance with applicable state regulatory capital requirements.


IMPACT ON NEW ACCOUNTING STANDARDS

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income, which is defined as all changes to equity except investments by and distributions to shareholders. Net income is a component of comprehensive income, with all other components referred to in the aggregate as other comprehensive income. This statement will be effective for the Company's 1998 annual financial statements.

    Also in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments. An operating segment is defined as a component of a business for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and evaluate performance. This statement requires a company to disclose certain income statement and balance sheet information by operating segment, as well as provides a reconciliation of operating segment information to the company's consolidated balances. This statement will be effective for the Company's 1998 annual financial statements.


FORWARD LOOKING STATEMENTS

    Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward looking statements due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary polices of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

    The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

PEOPLES HERITAGE FINANCIAL GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS


(In Thousands, Except Number of Shares and Per Share Data)                                                 December 31,
------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                  1997          1996
------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                                              $  424,567    $  354,405

Federal funds sold                                                                                       13,091       136,983

Securities available for sale, at market value                                                        1,802,758     1,459,965

Securities held to maturity, market value $28,495 and $104,783 in 1997 and 1996, respectively            28,184       104,682

Loans held for sale, market value $400,363 and $120,868 in 1997 and 1996, respectively                  398,369       120,237

Loans and leases                                                                                      6,524,221     5,248,999
     Less: Allowance for loan and lease losses                                                           89,983        87,820
                                                                                                     ----------    ----------
         Net loans and leases                                                                         6,434,238     5,161,179
                                                                                                     ----------    ----------

Premises and equipment                                                                                  114,729       112,151

Goodwill and other intangibles                                                                          127,416        80,884

Mortgage servicing rights                                                                                59,702        40,958

Other assets                                                                                            265,188       196,211
                                                                                                     ----------    ----------
     Total assets                                                                                    $9,668,242    $7,767,655
                                                                                                     ==========    ==========

------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------
Deposits:
   Regular savings                                                                                  $ 1,084,158    $1,059,751
   Money market access and NOW accounts                                                               1,522,252     1,390,714
   Certificates of deposit (including certificates of $100 or more
      of $732,055 and $298,069 in 1997 and 1996, respectively)                                        3,171,442     2,687,406
   Demand deposits                                                                                      969,567       798,559
                                                                                                     ----------    ----------
                                                                                                      6,747,419     5,936,430
                                                                                                     ----------    ----------
Federal funds purchased and securities sold under repurchase agreements                                 568,535       301,432

Borrowings from the Federal Home Loan Bank of Boston                                                  1,394,746       716,673

Other borrowings                                                                                         18,909        24,207

Other liabilities                                                                                       117,850       112,066
                                                                                                     ----------    ----------
     Total liabilities                                                                                8,847,459     7,090,808
                                                                                                     ----------    ----------

Company obligated, mandatorily redeemable securities of subsidiary
      trust holding solely parent junior subordinated debentures                                        100,000             -

Shareholders' equity:
   Preferred stock, par value $0.01; 5,000,000 shares authorized, none issued                                 -             -

   Common stock, par value $0.01; 200,000,000 shares authorized, 89,324,737
      issued in 1997 and 88,508,106 in 1996                                                                 893           885

   Paid-in capital                                                                                      436,367       429,760

   Retained earnings                                                                                    303,864       252,053

   Net unrealized gain (loss) on securities available for sale, net of applicable income taxes            5,805          (93)

   Treasury stock at cost (1,739,347 shares and 748,195 shares in 1997 and 1996, respectively)         (26,146)       (5,758)
                                                                                                     ----------    ----------

       Total shareholders' equity                                                                       720,783       676,847
                                                                                                     ----------    ----------
                                                                                                     $9,668,242    $7,767,655
                                                                                                     ==========    ==========


See accompanying notes to Supplemental Consolidated Financial Statements.

PEOPLES HERITAGE FINANCIAL GROUP, INC. AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME


(In Thousands, Except
Number of Shares and Per Share Data)                                       Year Ended December 31,
----------------------------------------------------------------------------------------------------------------
                                                                   1997               1996               1995
----------------------------------------------------------------------------------------------------------------
Interest and dividend income:
   Interest and fees on loans and leases                         $521,509           $417,532           $363,388
   Interest and dividends on securities                           117,961             88,015             88,056
   Other                                                            2,281              3,930              3,213
                                                                 --------           --------           --------
     Total interest and dividend income                           641,751            509,477            454,657
                                                                 --------           --------           --------

Interest expense:
   Interest on deposits                                           219,812            184,077            165,883
   Interest on borrowed funds                                      77,463             46,105             36,877
                                                                 --------           --------           --------
       Total interest expense                                     297,275            230,182            202,760
                                                                 --------           --------           --------

       Net interest income                                        344,476            279,295            251,897
                                                                 --------           --------           --------
Provision for loan and lease losses                                 4,548              5,185              8,044
                                                                 --------           --------           --------
     Net interest income after provision for
        loan and lease losses                                     339,928            274,110            243,853
                                                                 --------           --------           --------
Noninterest income:
   Customer services                                               28,304             20,305             16,382
   Mortgage banking services                                       25,767             17,656             14,246
   Trust and investment advisory services                          11,824              9,584              8,096
   Net securities gains                                             2,697              3,287              2,499
   Insurance commissions                                            1,899                  -                  -
   Other noninterest income                                        11,989              9,878              7,932
                                                                 --------           --------           --------
                                                                   82,480             60,710             49,155
                                                                 --------           --------           --------
Noninterest expenses:
   Salaries and employee benefits                                 131,433            107,378             99,413
   Data processing                                                 14,962             12,528              8,924
   Occupancy                                                       20,143             17,452             15,115
   Equipment                                                       18,164             13,653             11,421
   Distributions on securities of subsidiary trust                  8,351                  -                  -
   Amortization of goodwill and deposit premiums                    8,743              5,527              2,925
   Advertising and marketing                                        8,946              6,693              6,614
   Merger related expenses                                         11,385              9,627              4,958
   Charges related to CFX Funding                                   7,206                  -                  -
   Other noninterest expenses                                      51,223             46,485             44,161
                                                                 --------           --------           --------
                                                                  280,556            219,343            193,531
                                                                 --------           --------           --------

Income before income tax expense                                  141,852            115,477             99,477
Applicable income tax expense                                      49,517             39,444             33,437
                                                                 --------           --------           --------
         Net income                                              $ 92,335           $ 76,033           $ 66,040
                                                                 ========           ========           ========

Basic weighted average shares outstanding                      87,449,885         81,263,004         80,314,906
Diluted weighted average shares outstanding                    89,180,826         82,729,714         82,105,692
Earnings per share:
     Basic                                                          $1.06             $ 0.94              $0.82
     Diluted                                                         1.04               0.92               0.80


See accompanying notes to Supplemental Consolidated Financial Statements.

PEOPLES HERITAGE FINANCIAL GROUP, INC. AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


(In Thousands, Except Number of Shares and Per Share Data)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Net
                                                           Par    Paid-in     Retained Compensation Unrealized Treasury
                                                          Value   Capital     Earnings     ESOP     Gain(Loss)   Stock       Total
------------------------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1994                              $814   $ 368,178   $ 178,517   $(429)    $(13,499)  $(18,158)  $ 515,423

Issuance of 264,000 shares of common stock under
stock option and purchase plans                               2       1,244          --      --           --         --       1,246

Treasury stock issued (264,044 shares at an average
price of $5.71)                                              --          --        (401)     --           --      1,908       1,507

Treasury stock purchased (1,294,714 shares at an
average price of $6.43)                                      --          --          --      --           --     (8,317)     (8,317)

Treasury stock purchased and retired (1,367,350 at
an average price of $4.16)                                  (14)     (8,683)         --      --           --      7,198      (1,499)

Reissuance of treasury stock pursuant to acquisition
(1,503,200 shares at $7.50)                                  --          --       1,710      --           --      9,564      11,274

Decrease in unearned compensation - ESOP                     --          --          --     311           --         --         311

Issuance of common stock under dividend reinvestment plan     2         325          --      --           --         --         327

Change in unrealized gains (losses) on securities
available for sale                                           --          --          --      --       22,008         --      22,008

Compensation cost of employee stock plan                     --          57          --      --           --         --          57

Activity applicable to change in fiscal year (Community)     --          --       1,774      --           --         --       1,774

Net income                                                   --          --      66,040      --           --         --      66,040

Cash dividends paid                                          --          --     (23,108)     --           --         --     (23,108)

Common stock dividends declared (Community)                   5       7,058      (7,606)     --           --         --        (543)
                                                           ----   ---------   ---------   -----     --------   --------   ---------

Balances at December 31, 1995                               809     368,179     216,926    (118)       8,509     (7,805)    586,500

Issuance of 658,996 shares of common stock under
stock option and purchase plans and related tax effects       7       3,285          --      --           --         --       3,292

Treasury stock issued (337,354 shares at an average
price of $7.31)                                              --          --        (134)     --           --      2,466       2,332

Purchase of 5,000,000 shares of treasury stock pursuant
to acquisition of Family Bancorp                             --          --          --      --           --    (60,342)    (60,342)

Treasury stock purchased and retired (56,000 at an
average price of $7.48)                                      --        (609)         --      --           --       (419)     (1,028)

Issuance of 5,960,670 shares of common stock and
5,000,000 shares from treasury stock pursuant to
acquisition of Family Bancorp                                60      47,492          --      --          344     60,342     108,238

Decrease in unearned compensation - ESOP                     --          --          --     118           --         --         118

Change in unrealized gains (losses) on securities
available for sale                                           --          --          --      --       (8,946)        --      (8,946)

Net income                                                                       76,033      --           --         --      76,033

Cash dividends paid                                          --          --     (29,350)     --           --         --     (29,350)
Common stock dividends declared                              10      11,412     (11,422)     --           --         --          --
                                                           ----   ---------   ---------   -----     --------   --------   ---------
Balances at December 31, 1996                               885     429,760     252,053      --          (93)    (5,758)    676,847

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Net
                                                           Par    Paid-in     Retained Compensation Unrealized Treasury
                                                          Value   Capital     Earnings     ESOP     Gain(Loss)   Stock       Total
------------------------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1996                              885    429,760     252,053     --            (93)    (5,758)    676,847

Issuance of 651,000 shares of common stock under
stock option and purchase plans and related tax effects      6      4,411          --     --             --         --       4,417

Treasury stock issued for employee benefit plans
(809,520 shares at an average price of $ 9.58)              --         --      (1,042)    --             --      8,798       7,756

Treasury stock purchased ( 2,245,600 shares at an
average price of $15.99)                                    --         --          --     --             --    (35,917)    (35,917)

Reissuance of treasury stock pursuant to acquisition
(445,678 shares at $20.88)                                  --         --       2,572     --             --      6,731       9,303

Issuance of common stock under dividend reinvestment plan   --        436          --     --             --         --         436

Change in unrealized gains(losses) on securities
available for sale, net of tax                              --         --          --     --          5,898         --       5,898

Net income                                                  --         --      92,335     --             --         --      92,335

Cash dividends paid                                         --         --     (40,285)    --             --         --     (40,285)

Common stock dividends declared                              1      1,761      (1,769)    --             --         --          (7)
                                                          ----   --------    --------    ---         ------   --------    --------
Balances at December 31, 1997                             $893   $436,367    $303,864    $--         $5,805   $(26,146)   $720,783
                                                          ====   ========    ========    ===         ======   ========    ========


See accompanying notes to Supplemental Consolidated Financial Statements.


PEOPLES HERITAGE FINANCIAL GROUP, INC. AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)                                                                                       Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                1997           1996         1995
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                                                  $    92,335     $   76,033    $  66,040
   Adjustments to reconcile net income to net cash provided (used) by operating activities:
     Provision for loan and lease losses                                                          4,548          5,185        8,044
     Provision for depreciation                                                                  14,866         12,018       10,592
     Amortization of goodwill and other intangibles                                               8,657          5,388        4,627
     Net (increase) decrease in net deferred tax assets                                           8,837          5,742        6,824
     Net (gains) losses realized from sales of securities and consumer loans                     (2,610)        (2,723)      (1,407)
     Net (gains) losses realized from sales of loans held for sale                              (11,257)        (7,364)         650
     Net decrease in trading securities                                                              --             --          236
     Net decrease (increase) in mortgage servicing rights                                       (18,744)        (9,305)      (3,034)
     Proceeds from sales of loans held for sale                                               3,156,388      1,204,155      677,107
     Residential loans originated and purchased for sale                                     (3,349,645)    (1,236,280)    (734,068)
     Net decrease (increase) in interest and dividends receivable and other assets              (58,782)        (7,789)      (8,927)
     Net increase (decrease) in other liabilities                                               (17,346)        29,473       (6,053)
                                                                                            -----------     ----------    ---------
Net cash provided (used) by operating activities                                            $  (172,753)    $   74,533    $  38,485
                                                                                            -----------     ----------    ---------

Cash flows from investing activities:
   Proceeds from maturities and principal repayments of investment securities               $    53,328     $   89,755    $ 200,034
   Purchase of investment securities                                                            (37,905)       (87,253)    (200,301)
   Proceeds from sales of securities available for sale                                         298,779        120,283       70,449
   Proceeds from maturities and principal repayments of securities
     available for sale                                                                         735,940        694,466      193,991
   Purchases of securities available for sale                                                (1,250,168)      (698,146)    (264,275)
   Net (increase) decrease in loans and leases                                               (1,033,785)      (710,543)    (347,274)
   Proceeds from sales of loans                                                                  36,358         16,356       41,452
   Premiums paid on deposits purchased                                                               --        (18,230)      (4,290)
   Net additions to premises and equipment                                                      (13,000)       (19,903)     (18,659)
   Payment of acquisition, net of cash acquired                                                 (28,261)        72,835           --
                                                                                            -----------     ----------    ---------
Net cash provided (used) by investing activities                                            $(1,238,714)    $ (540,380)   $(328,873)
                                                                                            -----------     ----------    ---------

Cash flows from financing activities:
   Net increase (decrease) in deposits                                                      $   456,813     $  326,882    $ 401,696
   Net increase (decrease) in securities sold under repurchase agreements                       144,100         87,396       20,722
   Proceeds from Federal Home Loan Bank of Boston borrowings                                  1,440,445        717,498      579,881
   Payments on Federal Home Loan Bank of Boston borrowings                                     (825,000)      (507,147)    (583,805)
   Proceeds from issuance of securities of subsidiary trust                                      98,361             --           --
   Net increase (decrease) in other borrowings                                                   (8,228)         1,737       10,823
   Issuance of treasury stock                                                                    12,609          5,355        3,016
   Purchase and retirement of treasury stock                                                    (35,917)       (61,370)      (9,816)
   Reissuance of treasury stock pursuant to acquisition                                              --             --       11,274
   Cash dividends paid to shareholders                                                          (40,285)       (29,350)     (23,108)
     Other shareholders' equity, net                                                                 (7)            --           --
                                                                                            -----------     ----------    ---------
Net cash provided by financing activities                                                   $ 1,242,891     $  541,001    $ 412,354
                                                                                            -----------     ----------    ---------

Increase (decrease) in cash and cash equivalents                                            $  (168,576)    $   75,154    $ 121,966
   Change in fiscal year of acquired bank                                                            --             --        1,858
   Cash and cash equivalents at beginning of period                                             491,388        416,234      292,410
                                                                                            -----------     ----------    ---------
   Cash and cash equivalents at end of period                                               $   322,812     $  491,388    $ 416,234
                                                                                            ===========     ==========    =========
===================================================================================================================================

In 1996, the Company purchased Family Bancorp whereby each share of Family Bancorp was exchanged for 2.52 shares of the Company's stock. In 1997, the Company purchased MPN Holdings whereby 445,678 shares of PHFG stock were issued. In conjunction with the acquisitions, assets were acquired and liabilities were assumed as follows:

                                          Family Bancorp       MPN Holdings
        Fair value of assets acquired        $959,089            $21,425
        Less liabilities assumed              850,851             12,122
                                             --------            -------
        Net effect on capital                $108,238            $ 9,303
                                             ========            =======

Additionally in 1997, the Company purchased Atlantic Bancorp for $70.8 million, representing $462.9 million in assets and $425.2 million in liabilities.

For the year ended December 31, 1997, 1996 and 1995, interest of $290,358, $225,491 and $198,746 and income taxes of $39,305,
$28,835 and $25,934 were paid, respectively.

The Company also originated loans to finance the sales of other real estate owned of $6,597, $3,602 and $6,020 during 1997, 1996 and
1995 respectively.

During 1997, $73,859 of portfolio loans were transferred to loans held for sale. During 1997, 1996 and 1995, $61,170, $76,849 and
$286,914, respectively, of investment securities were transferred to securities available for sale.


See accompanying notes to Supplemental Consolidated Financial Statements.

PEOPLES HERITAGE FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997, 1996 and 1995
(All Dollar Amounts Expressed in Thousands, Except Share Data)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Peoples Heritage Financial Group, Inc. (the "Company") and its subsidiaries conform to generally accepted accounting principles and to general practice within the banking industry. The Company's principal business activities are retail, commercial and mortgage banking as well as trust, investment advisory and insurance brokerage services, and are conducted through the Company's direct and indirect wholly-owned subsidiaries located in Maine, New Hampshire and northern and central Massachusetts, consisting of Peoples Heritage Bank, Bank of New Hampshire and Family Bank, FSB, respectively (collectively, the "Banks"), as well as wholly-owned subsidiaries of the Banks. In addition, one of the Banks' subsidiaries has a 51% ownership interest in CFX Funding. L.L.C., which engaged in the facilitation of lease financing and securitization. The Company and its subsidiaries are subject to competition from other financial institutions and are also subject to regulation of, and periodic examination by, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Maine Bureau of Banking, the New Hampshire Bank Commissioner and the Federal Reserve Board. The following is a description of the more significant accounting policies.

Financial Statement Presentation.
     The Supplemental Consolidated Financial Statements include the accounts of Peoples Heritage Financial Group, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Certain amounts in prior periods have been reclassified to conform to the current presentation.

     The Supplemental Consolidated Financial Statements have been restated to reflect the Company's acquisition of CFX Corporation on April 10, 1998, which includes CFX's acquisition of Portsmouth Bank Shares Inc. ("Portsmouth") and Community Bankshares, Inc. ("Community") on August 29, 1997. See Note 2 - "Mergers and Acquisitions."

     Assets held in a fiduciary capacity by subsidiary trust departments are not assets of the Company and, accordingly, are not included in the Consolidated Balance Sheets.

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan and lease losses, deferred tax assets and the valuation of mortgage servicing rights.

Cash and Cash Equivalents.
     The Company is required to comply with various laws and regulations of the Federal Reserve Bank which require that the Company maintain certain amounts of cash on deposit and is restricted from investing those amounts.

     For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits in banks, and federal funds sold minus federal funds purchased. Generally, federal funds are sold for one-day periods.

Securities.
     Investments in debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and reflected at amortized cost.

     Investments not classified as "held to maturity" are classified as "available for sale." Securities available for sale consist of debt and equity securities that are available for sale in response to changes in market interest rates, liquidity needs, changes in funding sources and other similar factors. These assets are specifically identified and are carried at market value. Changes in market value, net of applicable income taxes, are reported as a separate component of shareholders' equity. When a decline in market value of a security is considered other than temporary, the loss is charged to net securities gains (losses) in the supplemental consolidated statements of income as a writedown.

     Premiums and discounts are amortized and accreted over the term of the securities on a level yield method adjusted for prepayments. Gains and losses on the sale of securities are recognized at the time of the sale using the specific identification method.

Loans.
     Loans are carried at the principal amounts outstanding reduced by partial charge-offs and net deferred loan fees. Loans are generally placed on nonaccrual status when they are past due 90 days as to either principal or interest, or when in management's judgment the collectibility of interest or principal of the loan has been significantly impaired. When a loan has been placed on nonaccrual status, previously accrued and uncollected interest is reversed against interest on loans. A loan can be returned to accrual status when collectibility of principal is reasonably assured and the loan has performed for a period of time, generally six months. Loans are classified as impaired when it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status and collateral value.

     Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount is amortized as an adjustment of the related loan's yield using the interest method over the contractual life of the related loans.

     Consumer lease financing loans are carried at the amount of minimum lease payments plus residual values, less unearned income which is amortized into interest income using the interest method.

Allowance for Loan and Lease Losses.
     The allowance for loan and lease losses is maintained at a level determined to be adequate by management to absorb future charge-offs of loans and leases deemed uncollectible. This allowance is increased by provisions charged to operating expense and by recoveries on loans previously charged off, and reduced by charge-offs on loans and leases.

     Arriving at an appropriate level of allowance for loan and lease losses necessarily involves a high degree of judgment. Primary considerations in this evaluation are prior loan loss experience, the character and size of the loan portfolio, business and economic conditions and management's estimation of future potential losses. Although management uses available information to establish the appropriate level of the allowance for loan and lease losses, future additions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan and lease losses. Such agencies may require the Company to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination.

Bank Owned Life Insurance.
     During 1996 and 1997, the Company invested an aggregate of $60 million in bank-owned life insurance ("BOLI") to help finance the cost of certain employee benefit plan expenses, which is included in other assets. BOLI represents life insurance on the lives of certain employees through insurance companies with a Standard & Poor's rating of AA+ or better. The Company is the beneficiary of the insurance policies. Increases in the cash value of the policies, as well as insurance proceeds received, are recorded in other income, and are not subject to income taxes.

Premises and Equipment.
     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of related assets.

     Long-lived assets are evaluated periodically for other-than-temporary impairment. An assessment of recoverability is performed prior to any writedown of the asset. If circumstances suggest that their value may be permanently impaired, an expense would then be charged in the current period.

Goodwill and Other Intangibles.
     Goodwill is amortized on a straight-line basis over various periods not exceeding twenty years; core deposit premiums are amortized on a level-yield basis over the estimated life of the associated deposits. Goodwill and other intangible assets are reviewed for possible impairment when events or changed circumstances may affect the underlying basis of the asset.

Mortgage Banking and Loans Held for Sale.
     Loans originated for sale are classified as held for sale. These loans are specifically identified and carried at the lower of aggregate cost or estimated market value. Market value is estimated based on outstanding investor commitments or, in the absence of such commitments, current investor yield requirements.

     Forward commitments to sell residential real estate mortgages are contracts which the Company enters into for the purpose of reducing the market risk associated with originating loans for sale. In the event the Company is unable to originate loans to fulfill the contracts, it would normally purchase loans from correspondents or in the open market to deliver against the contract. Such loans are also classified as held for sale.

     Gains and losses on sales of mortgage loans are determined using the specific identification method and recorded as mortgage sales income, a component of mortgage banking services income. The gains and losses resulting from the sales of loans with servicing retained are adjusted to recognize the present value of future servicing fee income over the estimated lives of the related loans. Purchased mortgage servicing rights are recorded at cost upon acquisition.

     Mortgage servicing rights are amortized on an accelerated method over the estimated weighted average life of the loans. Amortization is recorded as a charge against mortgage service fee income, a component of mortgage banking services income. The Company's assumptions with respect to prepayments, which affect the estimated average life of the loans, are adjusted periodically to reflect current circumstances. In evaluating the realizability of the carrying values of mortgage servicing rights, the Company assesses the estimated life of its servicing portfolio based on data which is disaggregated to reflect note rate, type and term on the underlying loans.

     Mortgage servicing fees received from investors for servicing their loan portfolios are recorded as mortgage servicing fee income when received. Loan servicing costs are charged to noninterest expenses when incurred.

Derivative Financial Instruments
     The Company purchases interest rate floors tied to the CMT index and Treasury options to mitigate the prepayment risk associated with mortgage servicing rights. Changes in the fair value of risk management instruments are included in the determination of the carrying value of mortgage servicing rights. If correlation of a particular instrument were to cease, it would be accounted for as a trading instrument. If the instrument hedging the mortgage servicing rights is terminated, the gain or loss is treated as an adjustment of the carrying value of the mortgage servicing rights. Net premiums paid are amortized into income over the life of the contract.

Investments in Leasehold Residuals and Limited Partnerships
     Assets acquired in connection with leasehold residual positions have been accounted for using the purchase method of accounting. Resultant deferred credits are amortized to leasing activities income over the period of, and in proportion to, the related tax benefits expected to be realized. At December 31, 1997 and 1996, the leasehold residual positions of $510 thousand and $1.9 million, respectively, are included in other assets and deferred credits of $1.1 million and $3.2 million, respectively, are included in other liabilities in the supplemental consolidated balance sheets.

     Investments in real estate development limited partnerships are accounted for using the equity method.

Pension and 401(k) Plans
     The Company and its subsidiaries have defined benefit and defined contribution pension plans which cover substantially all full-time employees. The benefits are based on years of service and the employee's compensation during the years immediately preceding retirement. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

     The Company maintains Section 401(k) savings plans for substantially employees of the Company, and its subsidiaries. Under the plans, the Company makes a matching contribution of a portion of the amount contributed by each participating employee, up to 6% of the employee's annual salary. The plans allow for supplementary profit sharing contributions by the Company, at its discretion, for the benefit of participating employees.

Stock Compensation Plans
     In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The pro forma disclosures include the effects of all awards granted on or after January 1, 1995. See Note 15 - Stock Based Compensation Plans.

Income Taxes.
     The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Income taxes are allocated to each entity in the consolidated group based on its share of taxable income.

     Tax credits generated from limited partnerships are reflected in earnings when realized for federal income tax purposes.

Earnings Per Share.
     Earnings per share has been computed in accordance with SFAS No. 128, Earnings Per Share. Basic earnings per share has been calculated by dividing net income by weighted average shares outstanding before any dilution, and diluted earnings per share has been calculated by dividing net income by weighted average shares outstanding after giving effect to the potential dilution that could occur if the common stock equivalents were converted into common stock using the treasury stock method.

     On April 28, 1998, stockholders of the Company approved an amendment to the Company's articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 and the Board of Directors of the Company approved a 2 for 1 split of the outstanding common stock effective as of May 8, 1998. References to authorized common stock and outstanding shares in the Supplemental Consolidated Financial Statements have been adjusted to reflect these actions.

2.   MERGERS AND ACQUISITIONS

     On April 10, 1998, the Company completed the acquisition of CFX Corporation ("CFX"). The acquisition was effected by means of the merger of CFX with and into the Company. Upon consummation of such merger, each share of common stock of CFX outstanding immediately prior thereto other than dissenting shares was converted into the right to receive 0.667 of a share of common stock of the Company.

     On August 29, 1997, CFX acquired Portsmouth and Community. Upon acquisition, Portsmouth's 5,907,242 outstanding shares of common stock and Community's 2,510,314 outstanding shares of common stock were converted into an aggregate of 10,806,298 shares of CFX common stock. Portsmouth was a New Hamshire corporation and its subsidiary, Portsmouth Savings Bank, was a New Hamshire state-chartered savings bank headquartered in Portsmouth, New Hampshire. Portsmouth Savings Bank was merged into CFX Bank as part of the transaction. Community was a New Hampshire corporation and its bank subsidiaries, Concord Savings Bank, a New Hamshire state-chartered savings bank, and Centerpoint Bank, a New Hampshire state-chartered commercial bank, were merged into CFX Bank as part of the transaction.

     The CFX, Portsmouth and Community mergers were accounted for by the pooling-of-interests method of accounting, and, accordingly, the financial information for all periods presented has been restated to present the combined financial condition and results of operations as if the combination had been in effect for all periods presented. Expenses directly attributable to the mergers amounted to $32.4 million after taxes and were charged to earnings at the date of combination.

     In October 1997, the Company completed its purchase of Atlantic Bancorp ("Atlantic"), the parent company of Atlantic Bank N.A. headquartered in Portland, Maine, for $70.8 million. Atlantic had total assets of $462.9 million, net loans of $351.5 million and total deposits of $354.2 million. The acquisition was accounted for as a purchase and resulted in the recording of $46.2 million of goodwill.

     Also in October, 1997, the Company acquired all of the outstanding stock of MPN Holdings ("MPN"). MPN is the holding company of Morse, Payson & Noyes Insurance. The transaction, which was accounted for as a purchase, was effected through an exchange of MPN stock for 445,678 shares of the Company's common stock. The Company recorded $10.2 million in goodwill in connection with the transaction.

     On December 6, 1996, the Company completed its purchase of Family Bancorp, the holding company for Family Bank, FSB, which conducts business in northern Massachusetts and southern New Hampshire. The purchase included 22 branch offices and $473.8 million in loans and total deposits of $774.6 million. The transaction was treated as a purchase for accounting purposes, and, accordingly, the Company's financial statements reflect the acquisition from the time of purchase. The Company issued 10,960,670 shares of common stock and recorded $29 million in goodwill.

     On April 2, 1996, the Company completed its merger with the Bank of New Hampshire Corporation ("BNHC"), which was accounted for under the pooling-of-interests method. Accordingly, the Supplemental Consolidated Financial Statements of the Company have been restated to reflect the acquisition at the beginning of each of the periods presented. At December 31, 1995, BNHC had total assets of $977.8 million and total shareholders' equity of $84.5 million.

3.   SECURITIES AVAILABLE FOR SALE AND HELD TO MATURITY

     A summary of the amortized cost and market values of securities available for sale follows:


-------------------------------------------------------------------------------------------------------------------------
                                                                           Gross              Gross
                                                        Amortized        Unrealized         Unrealized            Market
                                                           Cost             Gains             Losses               Value
-------------------------------------------------------------------------------------------------------------------------
December 31, 1997:
Available for sale:
U.S. Government obligations and obligations
     of U.S. Government agencies and corporations       $  507,134          $ 1,859          $  (702)          $  508,291
Tax-exempt bonds and notes                                  19,899               46                --              19,945
Other bonds and notes                                       82,780               15              (33)              82,762
Mortgage-backed securities                                 814,037            6,271           (1,499)             818,809
Collateralized mortgage obligations                        257,591            1,551             (168)             258,974
                                                        ----------          -------          -------           ----------
     Total debt securities                               1,681,441            9,742           (2,402)           1,688,781

Federal Home Loan Bank of Boston stock                      88,309               --               --               88,309
Other equity securities                                     23,944            1,728               (4)              25,668
                                                        ----------          -------          -------           ----------
     Total equity securities                               112,253            1,728               (4)             113,977
                                                        ----------          -------          -------           ----------

     Total securities available for sale                $1,793,694          $11,470          $(2,406)          $1,802,758
                                                        ==========          =======          =======           ==========


     The excess of market value over amortized cost of $ 9.1 million, net of tax effect of $3.3 million, is recorded as a separate component of shareholders' equity.


December 31, 1996:
Available for Sale:
U.S. Government obligations and obligations
     of U.S.Government agencies and corporations        $  658,075           $3,021           $(2,740)         $  658,356
Tax-exempt bonds and notes                                  19,792               41                 0              19,833
Other bonds and notes                                       30,085              360               (66)             30,379
Mortgage-backed securities                                 551,092            2,651            (4,224)            549,519
Collateralized mortgage obligations                        123,036              301              (912)            122,425
                                                        ----------           ------           -------          ----------
     Total debt securities                               1,382,080            6,374            (7,942)          1,380,512

Federal Home Loan Bank of Boston stock                      55,528                0                 0              55,528
Other equity securities                                     22,666            1,473              (214)             23,925
                                                        ----------           ------           -------          ----------
     Total equity securities                                78,194            1,473              (214)             79,453
                                                        ----------           ------           -------          ----------

     Total securities available for sale                $1,460,274           $7,847           $(8,156)         $1,459,965
                                                        ==========           ======           =======          ==========


The excess of amortized cost over market value of $309 thousand, net of tax effect of $216 thousand, is recorded as a separate component of shareholders' equity.

     A summary of the cost and market values of securities held to maturity follows:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                        Gross            Gross
                                                                      Amortized       Unrealized       Unrealized         Market
                                                                         Cost           Gains            Losses           Value
---------------------------------------------------------------------------------------------------------------------------------
December 31, 1997:
Held to maturity:
U.S. Government obligations and obligations
     of U.S.Government agencies and corporations                      $  7,721            $ 76            $  (6)         $  7,791
Tax-exempt bonds and notes                                              13,470             177               (1)           13,646
Other bonds and notes                                                      400              --               --               400
Mortgage-backed securities                                               6,234              75               (9)            6,300
Collateralized mortgage obligations                                        359              --               (1)              358
                                                                      --------            ----            -----          --------
     Total securities held to maturity                                $ 28,184            $328            $ (17)         $ 28,495
                                                                      ========            ====            =====          ========
December 31, 1996:
Held to maturity:
U.S. Government obligations and obligations
     of U.S.Government agencies and corporations                      $ 45,883            $ 70            $(193)         $ 45,760
Tax-exempt bonds and notes                                              13,986             118              (21)           14,083
Other bonds and notes                                                   15,291               2               (8)           15,285
Mortgage-backed securities                                              28,338             206              (74)           28,470
Collateralized mortgage obligations                                      1,184               1               --             1,185
                                                                      --------            ----            -----          --------
     Total securities held to maturity                                $104,682            $397            $(296)         $104,783
                                                                      ========            ====            =====          ========


     The amortized cost and market values of debt securities available for sale and held to maturity at December 31, 1997 by contractual maturity are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. At December 31, 1997, the Company had $153.6 million of securities available for sale with call provisions.

                                                      Available for Sale                            Held to Maturity
                                              Amortized Cost       Market Value             Amortized Cost         Market Value
                                              --------------       ------------             --------------         ------------
DECEMBER 31, 1997:
DUE IN ONE YEAR OR LESS                         $  265,078          $  265,255                 $ 3,203               $ 3,205
DUE AFTER ONE YEAR THROUGH FIVE YEARS              310,509             311,427                  17,159                17,337
DUE AFTER FIVE YEARS THROUGH TEN YEARS             118,728             118,902                   7,822                 7,953
DUE AFTER TEN YEARS                                987,126             993,197                       0                     0
                                                ----------          ----------                 -------               -------
     TOTAL DEBT SECURITIES                      $1,681,441          $1,688,781                 $28,184               $28,495
                                                ==========          ==========                 =======               =======


     A summary of realized gains and losses on securities available for sale for 1997, 1996 and 1995 follows:

                                   Gross Realized        Gross Realized
                                       Gains                 Losses
                                       -----                 ------
1997                                   $5,244               $2,634
1996                                    2,281                  109
1995                                    1,082                  311


4.   LOANS AND LEASES

     The Company's lending activities are conducted principally in Maine, New Hampshire and northern and central Massachusetts. The principal categories of loans in the Company's portfolio are residential real estate loans, which are secured by single-family (one to four units) residences; commercial real estate loans, which are secured by multi-family (five or more units) residential and commercial real estate; commercial business loans and leases; and consumer loans and leases.

A summary of loans and leases follows:

                                                            December 31,
                                                   -----------------------------
                                                      1997               1996
                                                   -----------------------------
Residential real estate mortgages                  $2,635,663         $2,050,484

Commercial real estate mortgages:
  Commercial real estate                            1,286,372          1,149,910
  Construction and development                        118,985             79,864
                                                   ----------         ----------
                                                    1,405,357          1,229,774

Commercial business loans and leases                  786,578            647,737

Consumer loans and leases                           1,696,623          1,321,004
                                                   ----------         ----------

Total loans and leases                             $6,524,221         $5,248,999
                                                   ==========         ==========


Loan and lease balances are stated net of deferred loan fees totaling $13,372 and $10,087 at December 31, 1997 and 1996, respectively.

Nonperforming loans
     The following table sets forth information regarding nonperforming loans and accruing loans 90 days or more overdue at the dates indicated:

                                                              December 31,
                                                        ------------------------
                                                          1997            1996
                                                        ------------------------
Residential real estate mortgages
     Nonaccrual loans                                   $15,323          $10,811
Commercial real estate loans:
     Nonaccrual loans                                    19,582           17,174
     Troubled debt restructurings                         2,304            3,476
                                                        -------          -------
         Total                                           21,886           20,650
Commercial business loans and leases:
     Nonaccrual loans                                    13,255            9,650
     Troubled debt restructurings                           114              579
                                                        -------          -------
         Total                                           13,369           10,229
Consumer loans:
     Nonaccrual loans                                     8,473            5,398

Total nonperforming loans:
     Nonaccrual loans                                    56,633           43,033
     Troubled debt restructurings                         2,418            4,055
                                                        -------          -------
         Total                                          $59,051          $47,088
                                                        =======          =======

Accruing loans which are 90 days overdue                $ 8,355          $ 8,038
                                                        =======          =======


     The ability and willingness of the residential real estate, commercial real estate, commercial business and consumer borrowers to repay loans is generally dependent on current economic conditions and real estate values within the borrowers' geographic areas.

     Interest income that would have been recognized for 1997 if nonperforming loans at December 31, 1997 had been performing in accordance with their original terms approximated $5.3 million.

     Impaired loans are commercial, commercial real estate, and individually significant mortgage and consumer loans for which it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. Nonaccrual loans include impaired loans and loans on which the accrual of interest is discontinued when collectibility of principal or interest is uncertain or on which payments of principal or interest have become contractually past due 90 days. The Company may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired, if (i) it is probable that the Company will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is not a commercial, commercial real estate or an individually significant mortgage or consumer loan. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral. Mortgage and consumer loans which are not individually significant are measured for impairment collectively. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into the consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed.

     At December 31, 1997 and 1996, total impaired loans were $39.0 million and $34.2 million, of which $24.8 million and $25.5 million had related allowances of $7.0 million and $5.1 million, respectively. During the years ended December 31, 1997 and 1996, the income recognized related to impaired loans was $2.3 million and $2.2 million respectively, and the average balance of outstanding impaired loans was $36.6 million and $33.1 million, respectively. The Company recognizes interest on impaired loans on a cash basis when the ability to collect the principal balance is not in doubt; otherwise, cash received is applied to the principal balance of loan.

5.   ALLOWANCE FOR LOAN AND LEASE LOSSES

     Changes in the allowance for loan and lease losses follow:

                                                     December 31,
                                         -------------------------------------
                                             1997          1996        1995
                                         -------------------------------------
Balance at beginning of period            $ 87,820      $ 80,818     $ 82,615
Allowance on acquired loans                  7,361        11,365        2,457
Provisions charged to operations             4,548         5,185        8,044
Loans and leases charged off               (20,645)      (22,930)     (22,450)
Recoveries                                  10,899        13,382       10,152
                                          --------      --------     --------
Balance at end of period                  $ 89,983      $ 87,820     $ 80,818
                                          ========      ========     ========


6.   PREMISES AND EQUIPMENT

     A summary of premises and equipment follows:

                                                              December 31,
                                                        ------------------------
                                                          1997            1996
                                                        ------------------------
Land                                                    $ 18,960        $ 15,628
Buildings and leasehold improvements                     110,997         109,549
Furniture, fixtures and equipment                        106,115          92,097
                                                        --------        --------
                                                         236,072         217,274

Less accumulated depreciation and amortization           121,343         105,123
                                                        --------        --------

                                                        $114,729        $112,151
                                                        ========        ========

7.   MORTGAGE SERVICING RIGHTS

     An analysis of mortgage servicing rights for the years ended December 31, 1997, 1996 and 1995 follows:


                                                                                        December 31 ,
                                                                        -------------------------------------------
                                                                           1997             1996             1995
                                                                        -------------------------------------------
Balance at beginning of period                                          $ 40,958          $27,195           $21,482
Mortgage servicing rights capitalized                                     55,845           19,620            12,305
Mortgage servicing rights acquired through acquisition                        --            3,700                --
Amortization charged against mortgage servicing fee income                (7,924)          (5,938)           (4,008)
Mortgage servicing rights sold                                           (29,177)          (3,619)           (2,584)
                                                                        --------          -------           -------
Balance at end of period                                                $ 59,702          $40,958           $27,195
                                                                        ========          =======           =======


     The Company generally continues to service residential real estate mortgages sold in the secondary market. The Company pays the investor an agreed-upon rate on the loan, which is less than the interest rate the Company receives from the borrower. The difference is retained by the Company as a fee for servicing the residential real estate mortgages. As required by SFAS No. 125, the Company capitalizes mortgage servicing rights at their allocated cost, based on relative fair values upon sale of the related loans. The Company periodically sells residential mortgage servicing rights.

     Residential real estate mortgages serviced for investors at December 31, 1997, 1996 and 1995 amounted to $5.4 billion, $4.3 billion and $3.6 billion, respectively.

8.   INCOME TAXES

     The current and deferred components of income tax expense (benefit) follows:

                                                                                           December 31,
                                                                          ----------------------------------------------
                                                                             1997               1996              1995
                                                                          ----------------------------------------------
Current (including $2,439, $1,942, and $1,271, respectively,
     of state income tax)                                                  $37,517            $32,874            $26,637
Deferred                                                                    12,000              6,570              6,800
                                                                           -------            -------            -------
                                                                           $49,517            $39,444            $33,437
                                                                           =======            =======            =======


The following table reconciles the expected income tax expense (computed by applying the federal statutory tax rate to income before taxes) to recorded income tax expense:


                                                                December 31,
                                                  ------------------------------------------
                                                    1997             1996            1995
                                                  ------------------------------------------
Computed federal tax expense                      $49,648          $40,417          $34,817
State income tax, net of federal benefits           2,240            1,888            1,202
Benefit of tax-exempt income                       (1,245)          (1,268)          (1,141)
Merger expenses                                     1,409            1,495              455
Amortization of goodwill and other
  intangibles                                       2,131            1,115            1,051
Low income/rehabilitation credits                  (2,890)          (1,670)          (1,442)
Other, net                                         (1,776)          (2,533)          (1,505)
                                                  -------          -------          -------
Recorded income tax expense                       $49,517          $39,444          $33,437
                                                  =======          =======          =======


     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities, which are included in Other Assets and Other Liabilities, respectively, at December 31, 1997 and 1996 follow:

--------------------------------------------------------------------------------------------
                                                                      1997            1996
--------------------------------------------------------------------------------------------
Deferred tax assets:
  Allowance for loan and lease losses                                $33,062        $31,892
  Reserve for mobile home dealers                                      1,812          2,000
  Accrued pension expense                                              3,570          2,453
  Difference of tax and book basis of other real estate owned            623            666
  Interest accrued and payments received on
   non-performing loans for tax purposes                               1,444          1,032
  Unrealized depreciation on securities                                    0            519
  Investment in leasehold residual                                     3,266          4,354
  Alternative minimum tax credit carry forward                         1,079          1,079
  Other                                                                1,939          5,327
                                                                     -------        -------
    Total gross deferred tax assets                                   46,795         49,322
                                                                     -------        -------

Deferred tax liabilities
  Difference of tax and book basis of leases                          13,311          6,299
  Difference of tax and book basis of premises
    and equipment                                                      1,907          2,520
  Difference of tax and book basis of securities                          27            256
  Difference of tax and book basis of partnership
    investments                                                        4,296          2,606
  Tax bad debt reserve                                                 7,761          6,143
  Unrealized appreciation of securities                                3,054            303
  Other                                                                3,700          4,442
                                                                     -------        -------
   Total gross deferred tax liabilities                               34,056         22,569
                                                                     -------        -------
    Net deferred tax asset                                           $12,739        $26,753
                                                                     =======        =======


     In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making this assessment. The Company estimates that substantially all of its gross deferred tax assets and liabilities will reverse within the next five years. In order to fully realize the net deferred tax asset, the Company will need to generate future taxable income of approximately $36.4 million. Pre-tax book income for the year ended December 31, 1997 was $142 million. Based upon the level of 1997 taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, the Company believes it is more likely than not that it will realize the benefits of these deductible temporary differences at December 31, 1997. Accordingly, no valuation allowance has been recorded at December 31, 1997.


9.   CHARGES RELATED TO CFX FUNDING

     In the fourth quarter of 1997, the Company recorded a $7.2 million charge to earnings related to the resolution of a dispute between the CFX Funding and a credit insurer regarding the origination and servicing by CFX Funding of certain equipment leases held in four securitized leased pools, and the decision to discontinue future operations of CFX Funding with respect to its lease securitization business.

     The charge of $7.2 million includes $1.2 million of advances on third-party letters of credit that were guaranteed by the Company, $2.5 million to settle a dispute with a credit insurer, and $2.8 million applicable to a loss reserve established by the Company for future credit losses in the insured lease pools. In conjunction with the settlement with the credit insurer, the Company has agreed to reimburse the credit insurer for payments made to investors in four securitized lease pools on claims made after December 18, 1997, and the Company is entitled to all recoveries on defaulted leases held in such pools after such date. The reserve, included in other liabilities in the Supplemental Consolidated Balance Sheets, is an estimate based on historical and projected performance of the leases. Future changes in the estimate, if any, will be reflected in earnings as identified. At December 31, 1997, lease balances aggregating $19.2 million were held in the four securitized lease pools.


10.  FEDERAL FUNDS AND PURCHASED SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

     The details of federal funds purchased and securities sold under repurchase agreements were as follows:

                                                                                     December 31,
                                                                               -------------------------
                                                                                 1997            1996
                                                                               -------------------------
            Federal funds purchased                                            $ 114,846       $     --
            Securities sold under repurchases agreements: Short term             443,784        301,432
                                                          Long term                9,905             --
                                                                               ---------       --------
                                                                                $568,535       $301,432
                                                                                ========       ========


     A summary of securities sold under short term repurchase agreements follows:

                                               At or for the Year Ended December 31,
                                               -------------------------------------
                                                     1997             1996
                                               -------------------------------------
Balance outstanding at end of period               $453,689         $301,432
Market value of collateral at end of period         497,603          381,398
Amortized cost of collateral at end
  of period                                         526,031          380,174
Average balance outstanding                         387,607          233,591
Maximum outstanding at any month end
  during the period                                 477,536          330,731
Average interest rate during the period                4.45%            4.62%

Average interest rate at end of period                 4.91%            4.30%


     Securities sold under repurchase agreements generally have maturities of 270 days or less and are collateralized by mortgage-backed securities and U.S. Government obligations. The long term agreement is a wholesale agreement maturing June 26, 2000 and bears interest at 6.39%.

11.  BORROWINGS FROM THE FEDERAL HOME LOAN BANK OF BOSTON

     A summary of the borrowings from the Federal Home Loan Bank of Boston is as follows:


                               DECEMBER 31, 1997
        ---------------------------------------------------------------
         PRINCIPAL                                            MATURITY
         AMOUNTS               INTEREST RATES                 DATES
         -------               --------------                 -----
        $  367,048             5.19% - 7.04%                  1998
           315,207             5.02% - 6.38%                  1999
           701,406             4.70% - 6.49%                  2000
             2,079             5.20% - 6.14%                  2001
             2,327             5.20% - 6.97%                  2002
             6,679             3.75% - 7.72%                  2003-2017
        ----------
        $1,394,746
        ==========

                              December 31, 1996
          -------------------------------------------------------------
          Principal                                           Maturity
           Amounts            Interest Rates                  Dates
           -------            --------------                  -----
          $310,718             4.56% - 7.32%                  1997
            88,300             5.19% - 5.87%                  1998
           225,075             5.30% - 8.13%                  1999
            75,025             4.70% - 6.05%                  2000
            17,555             3.75% - 7.72%                  2003-2014
          --------
          $716,673
          ========


     Short and long-term borrowings from the Federal Home Loan Bank of Boston, which consist of both fixed and adjustable rate borrowings, are secured by a blanket lien on qualified collateral, consisting primarily of loans with first mortgages secured by one to four family properties, certain unencumbered investment securities and other qualified assets. The Company has the ability to prepay most of its borrowings without penalty. In addition, the Company has an existing line of credit with the Federal Home Loan Bank of Boston of $184 million, none of which was outstanding at December 31, 1997.


12.  CAPITAL TRUST SECURITIES

     On January 24, 1997, the Company sponsored the creation of Peoples Heritage Capital Trust I (the "Trust") a statutory business trust created under the laws of Delaware. The Company is the owner of all of the common securities of the Trust. On January 31, 1997, the Trust issued $100 million of 9.06% Capital Securities (the "Capital Securities," and with the common securities, the "Trust Securities"), the proceeds from which were used by the Trust, along with the Company's $3.1 million capital contribution for the Common Securities, to acquire $103.1 million aggregate principal amount of the Company's 9.06% Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Debentures"), which constitute the sole assets of the Trust. The Company has, through the Declaration of Trust establishing the Trust, Common Securities and Capital Securities Guarantee Agreements, the Debentures and a related Indenture, taken together fully irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. Separate financial statements of the Trust are not required pursuant to Staff Accounting Bulletin 53 of the Securities and Exchange Commission.


13.  SHAREHOLDERS' EQUITY

     In April 1998, the stockholders of the Company approved an increase in the authorized number of shares of Common Stock from 100,000,000 to 200,000,000, and in May 1998, the Company declared a two-for-one split for each share of Common Stock then outstanding and for all then outstanding options to purchase shares of Common Stock. All references in the Supplemental Consolidated Financial Statements to the number of shares and per share amounts have been adjusted retroactively for the recapitalization and the stock split.

Regulatory Capital Requirements.

     Bank regulatory agencies have established capital adequacy standards which are used extensively in their monitoring and control of the industry. These standards relate capital to level of risk by assigning different weightings to assets and certain off-balance sheet activity. The Company must maintain a minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table below.


                                                                          Capital
                                               Actual                   Requirements                     Excess
                                         -----------------           -------------------          -------------------
                                         Amount      Ratio           Amount        Ratio          Amount        Ratio
                                         -----------------           -------------------          -------------------
AS OF DECEMBER 31, 1997:
TOTAL CAPITAL
     (TO RISK WEIGHTED ASSETS)          $762,391     12.65%         $482,056       8.00%         $280,243       4.65%
TIER 1 CAPITAL
     (TO RISK WEIGHTED ASSETS)           687,421     11.41           241,028       4.00           446,347       7.40
TIER 1 LEVERAGE CAPITAL
     RATIO (TO AVERAGE ASSETS)           687,421      7.51           366,124       4.00           321,402       3.51


As of December 31, 1996:
Total capital
     (to risk weighted assets)          $655,169     13.74%         $381,596       8.00%          273,573       5.74%
Tier I capital
     (to risk weighted assets)           596,879     12.51           190,798       4.00           406,081       8.51
Tier I leverage capital
     ratio (to average assets)           596,879      8.56           279,050       4.00           317,829       4.56


     At December 31, 1997 and 1996, the Company and each of its banking subsidiaries were well-capitalized and in compliance with all applicable regulatory capital requirements and had capital ratios in excess of federal and regulatory risk-based and leverage requirements.

Dividend Limitations.

     Dividends paid by subsidiaries are the primary source of funds available to the Company for payment of dividends to its shareholders. The Banks are subject to certain requirements imposed by state and federal banking laws and regulations. These requirements, among other things, establish minimum levels of capital and restrict the amount of dividends that may be distributed by the Banks to the Company.

Stockholder Rights Plan.

     In 1989, the Company's Board of Directors adopted a Stockholder Rights Plan declaring a dividend of one preferred Stock Purchase Right for each outstanding share of Common Stock. The rights will remain attached to the Common Stock and are not exercisable except under limited circumstances relating to acquisition of, the right to acquire beneficial ownership of, or tender offer for 20% or more of the outstanding shares of Common Stock. The Rights have no voting or dividend privileges and, until they become exercisable, have no dilutive effect on the earnings of the Company.


14.  COMMITMENTS, CONTINGENT LIABILITIES AND OTHER OFF-BALANCE SHEET RISKS

     The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to originate loans, standby letters of credit, recourse arrangements on serviced loans and forward commitments to sell loans. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments, standby letters of credit and recourse arrangements is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For forward commitments to sell loans, the contract or notional amounts do not represent exposure to credit loss. The Company controls the credit risk of its forward commitments to sell loans through credit approvals, limits and monitoring procedures.

     Financial instruments with off-balance sheet risk at December 31, 1997 and 1996 follow:


                                                                                                       December 31,
                                                                                             -------------------------------
                                                                                                1997                 1996
                                                                                             -------------------------------
Financial instruments with notional or contract amounts which represent credit risk          $1,461,747          $1,080,683
Loans serviced with recourse                                                                     32,603              38,286
Loans sold with credit enhancements                                                               8,713              17,147
Leases serviced with credit enhancements                                                         19,200                   0
Financial instruments with notional or
    contract amounts which exceed the amount of credit risk:
        Forward commitments to sell loans                                                       717,650             248,701
        Interest rate floors (fair value at December 31, 1997 of $145)                           30,000              25,000
        Treasury put options (fair value at December 31, 1997 of $156)                           50,000               4,000
        Treasury call options (fair value at December 31, 1997 of $371)                          12,500              10,000
        CMT floors (fair value at December 31, 1997 of $736)                                     60,000              60,000
Interest rate swaps                                                                                   -               5,000

     Commitments to originate loans, unused lines of credit and unadvanced portions of construction loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     The Company has periodically sold automobile loans with credit enhancements that obligate the Company to assume a certain portion of credit losses should they occur.

     In connection with CFX Funding, the Company has agreed to reimburse a credit insurer for payments made to investors in four securitized lease pools on claims made after December 18, 1997. See Note 9 Charges Related to CFX Funding.

     The Company has retained credit risk on certain residential mortgage loans sold with full or partial recourse and on certain residential mortgage loans whose servicing rights were acquired during 1990.

     Forward commitments to sell residential mortgage loans are contracts which the Company enters into for the purpose of reducing the market risk associated with originating loans for sale. Risks may arise from the possible inability of the Company to originate loans to fulfill the contracts, in which case the Company would normally purchase loans from correspondent banks or in the open market to deliver against the contract.

     At December 31, 1997, the Company was committed to invest $4 million in eight real estate development limited partnerships. At December 31, 1997 and 1996, the Company had $8.0 million and $3.0 million, respectively, invested in such partnerships, which are included in other assets.

Legal Proceedings.

     The Company and certain of its subsidiaries have been named as defendants in various legal proceedings arising from their normal business activities. Although the amount of any ultimate liability with respect to such proceedings cannot be determined, in the opinion of management, based upon the opinions of counsel, any such liability will not have a material effect on the consolidated financial position or results of operations of the Company and its subsidiaries.

Lease Obligations.

     The Company leases certain properties used in operations under terms of operating leases which include renewal options. Rental expense under these leases approximated $6.5 million, $5.5 million, and $4.2 million for the years ended 1997, 1996 and 1995, respectively.

     Approximate minimum lease payments over the remaining terms of the leases at December 31, 1997 follow:

                1998               $ 7,478
                1999                 7,060
                2000                 6,686
                2001                 5,965
                2002                 4,662
                2003 and after      18,921
                                   -------
                                   $50,772
                                   =======


15.  STOCK BASED COMPENSATION PLANS

Profit Sharing Employee Stock Ownership Plan.

     In 1989 the Company adopted a Profit Sharing Employee Stock Ownership Plan which is designed to invest primarily in Common Stock of the Company. Substantially all employees are eligible to participate in the Plan following one year of service. Employees may not make contributions to the Plan but may receive a discretionary contribution from the Company based on their pro-rata share of eligible compensation. For 1997, 1996 and 1995, the Company contributed 3%, 4% and 3% of eligible compensation, respectively. The approximate expense of this contribution for 1997, 1996 and 1995 was $1.3 million, $1.5 million and $850 thousand, respectively.

Stock Option Plans.

     In 1995, the Company adopted a stock option plan for non-employee directors. The maximum number of shares which may be granted under the plan is 530,000 shares, of which 59,000 were granted in 1997 at $15.82 per share, 40,000 were granted in 1996 at $10.44 per share and 36,000 granted in 1995 at $ 6.82 per share. 7,000 shares had been issued upon exercise of the stock options cumulatively through December 31, 1997.

     Both incentive stock options and nonqualified stock options may be granted pursuant to the option plans. A total of 1,316,000 shares of authorized but unissued common stock of the Company has been reserved for issuance pursuant to incentive stock options granted under the option plans, and 886,000 shares of authorized but unissued common stock have been reserved for issuance pursuant to nonqualified stock options granted. The options are exercisable over a period not to exceed ten years from the date of grant.

     The Company has adopted various stock option and stock appreciation rights plans for key employees. These plans include a stock option plan adopted in 1996 (the "1996 Option Plan") and a stock option plan adopted in 1986 (the "1986 Option Plan"). The 1986 Option Plan, as amended, authorized the issuance of 3,340,000 shares of common stock, substantially all of which have been issued. The 1996 Option Plan, as amended, authorizes grants of options to purchase up to 2,500,000 shares of common stock. Stock options are granted with an exercise price equal to the stock's fair market value at the date of the grant and expire 10 years from the date of the grant. At December 31, 1997, there were 1,252,950 additional shares available for grant under the 1996 Option Plan. The Company issued no stock appreciation rights in 1997 or 1996.

     Prior to its combination with the Company, CFX had issued options to acquire its common stock pursuant to its stock option plans and in connection with acquisitions by CFX. These shares were converted into options to purchase shares of common stock of the Company upon the combination of CFX and the Company.

     The per share weighted-average fair value of stock options granted by the Company during 1997, 1996 and 1995 was $11.16, $5.34 and $6.44 on the date of the grants using the Black Scholes option-pricing model with the following average assumptions:


                                    1997                    1996                    1995
                                -----------             -----------             -----------
Expected dividend yield            2.50%                   2.50%                   2.50%
Risk-free interest rate            5.82                    6.06                    5.84
Expected life                      5.00 YEARS              5.56 years              5.63 years
Volatility                        32.90%                  34.50%                  36.60%

     The Company applies APB Opinion No. 25 in accounting for its stock option plans and, accordingly, no cost has been recognized for its stock options in the financial statements. Had the Company determined cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:


                                                    1997            1996           1995
                                                    ----            ----           ----
Net Income
   As reported                                     $92,335         $76,033        $66,040
   Pro forma                                       $89,581         $74,769        $65,098
Basic Earnings per share
   As reported:                                    $1.06           $0.94          $0.82
   Proforma                                        $1.02           $0.92          $0.81
Diluted Earnings per share
   As reported:                                    $1.04           $0.92          $0.80
   Proforma                                        $1.00           $0.90          $0.79


     Pro forma net income reflects only stock options granted in 1997, 1996 and 1995. Therefore, the full impact of calculating the cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because cost is reflected over the options' vesting period and cost for options granted prior to January 1, 1995 is not considered.

     Stock option activity during the periods indicated was as follows:

                                              Number of        Weighted Average
                                                Shares          Exercise Price
                                                ------          --------------
Balance at December 31, 1995                  5,193,402              $5.37

Granted                                         868,634              11.06
Exercised                                       925,906               3.39
Forfeited                                        67,262               8.88
Expired                                              --
Assumed in acquisitions                         183,330               3.67
                                              ---------

Balance at December 31, 1996                  5,252,198              $6.57

Granted                                       1,013,538              16.20
Exercised                                     1,374,606               4.79
Forfeited                                        65,856               9.50
Expired                                              --
                                              ---------
Balance at December 31, 1997                  4,825,274              $9.02
                                              =========


     The range of per share prices for outstanding and exercisable stock options at December 31, 1997 was as follows:

                                              Options            Options
     Range                                  Outstanding        Exercisable
                                            -----------        -----------
$ 1.38 to $5.00                              1,205,800          1,194,376
$5.01 to $10.00                              1,322,248          1,078,228
$10.01 to $15.00                             1,641,426          1,028,070
$15.01 to $19.63                               655,800             58,550
                                             ---------          ---------
    Total Options                            4,825,274          3,359,224
                                             =========          =========

  Weighted average price                     $9.02              $6.85

Employee Stock Purchase Plan.

     The Company has an Employee Stock Purchase Plan covering all full-time employees with one year of service. The maximum number of shares which may be issued under the Employee Stock Purchase Plan is 1,352,000 shares. Employees have the right to authorize payroll deductions up to 10% of their salary. As of December 31, 1997, 732,518 shares had been purchased under this plan.

Restricted Stock Plan.

     In 1990, the Company adopted a Restricted Stock Plan under which up to $10,000 of the annual fee payable to each non-employee Director of the Company and participating subsidiaries is payable solely in shares of Common Stock. Directors of the company and certain participating subsidiaries who are not full-time employees of the Company or any of its subsidiaries are eligible to participate. Shares issued were 3,840, 6,360 and 7,324 in 1997, 1996 and 1995, respectively.

16.  RETIREMENT AND OTHER BENEFIT PLANS

Defined Benefit Pension Plan.

     The Company and its subsidiaries have noncontributory defined benefit plans covering substantially all permanent, full-time employees. Benefits are based on career average earnings and length of service. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes.

Multi-Employer Pension Plan.

     During 1996, CFX Corporation and certain subsidiaries terminated their defined benefit pension plans, and transferred plan assets to a multi-employer plan in amounts that would effectively settle the plans' accumulated benefit obligations as of January 1, 1996. As a result, the Company recognized settlement and curtailment gains totaling $877,000 in 1996. The multi-employer plan is a defined benefit pension plan that covered all former eligible employees of CFX Corporation, CFX Bank (excluding former employees of Community and Portsmouth) and Safety Fund National Bank. Pension and expense attributable to the plan for the years ended December 31, 1997 and 1996 was $396,000 and $479,000, respectively.

     The following tables set forth the plans' funded status and amounts recognized in the Company's consolidated balance sheets at December 31, 1997 and 1996.


                                                                                    December 31,
                                                                                1997            1996
                                                                                ----            ----
Actuarial present value of benefit obligations:
    Accumulated benefit obligation, including
    vested benefits of $38,277 and $36,904                                    $ 41,779         $ 38,920
                                                                              ========         ========
Projected benefit obligation for service
    rendered to date                                                            45,727           47,296
Plan assets at fair value, primarily listed
    stocks and corporate bonds                                                 (53,533)         (48,148)
                                                                              --------         --------
Plan assets (greater) less than projected
    benefit obligation                                                          (7,806)            (852)
                                                                              --------         --------
Unrecognized net gain (loss) from past experience
    different from that assumed and effects of changes in assumptions            8,582              456

Unrecognized prior service cost                                                    (80)              44

Unrecognized net asset at adoption of SFAS No. 87, net of amortization           2,199            2,518
                                                                              --------         --------

Accrued pension cost included in other liabilities                            $  2,895         $  2,166
                                                                              ========         ========


     Net pension cost for 1997, 1996 and 1995 included the following components:


                                                      1997            1996            1995
                                                      ----            ----            ----
Service cost during the period                       $ 2,683         $ 2,054         $ 2,500
Interest cost on projected benefit obligation          3,199           2,822           2,962
Actual return on plan assets                          (8,284)         (4,321)         (5,743)
Net amortization and deferral                          3,782             857           2,574
                                                     -------         -------         -------
Net periodic pension cost                            $ 1,380         $ 1,412         $ 2,293
                                                     =======         =======         =======


     Assumptions used to determine actuarial present value of benefit obligations were as follows:


                                                               December 31,
                                                1997               1996               1995
                                            ------------      -------------      -------------
Weighted average
Discount rate                               7.00 - 7.50%              7.50%       7.25 - 8.00%
Increase in compensation levels             4.50 - 6.00%      4.50% - 6.00%      4.50% - 6.00%
Expected long-term return on assets         7.50 - 8.50%       7.50 - 8.25%       7.50 - 8.25%

Thrift Incentive Plan.

     The Company has a contributory Thrift Incentive Plan and a 401(k) plan, covering substantially all permanent employees after completion of one year of service. The Company matches employee contributions based on a predetermined formula and may make additional discretionary contributions. The total expense for 1997, 1996 and 1995 was $2.2 million, $1.7 million, and $1.4 million, respectively.

Supplemental Retirement Plans.

     The Company has adopted supplemental retirement plans for several key officers. These plans were designed to offset the impact of changes in the Pension Plan which reduced benefits for highly paid employees. The cost of these plans was $507 thousand, $343 thousand, and $823 thousand for 1997, 1996 and 1995, respectively.

     The Company makes payments to certain current and retired officers with supplemental retirement and a deferred compensation agreements. The cost of these agreements is accrued but not funded. The Company purchased corporate-owned life insurance policies on the lives of the retirees. The death benefits are payable to the Company and will assist in the funding of the deferred compensation liability. The Company will recover the costs of premium payments from the cash value of these policies.

Post Retirement Benefits Other Than Pensions.

     The Company and its subsidiaries sponsor post-retirement benefit programs which provides medical coverage and life insurance benefits to employees and directors who meet minimum age and service requirements.

     The Company and its subsidiaries recognize costs related to post retirement benefits under the accrual method, which recognizes costs over the employee's period of active employment. The impact of adopting SFAS No. 106 is being amortized over a twenty year period beginning January 1, 1993.

     The following reconciles the program's funded status with amounts recognized in the Company's Consolidated Balance Sheet at December 31, 1997 and 1996:

                                                           1997            1996
                                                           ----           -----
Accumulated post-retirement benefit obligation:
    Retirees                                             $ 4,848        $ 4,146
    Fully eligible active program participants               130            427
    Other active program participants                        995          1,476
                                                         -------        -------
                                                           5,973          6,049
                                                         -------        -------

Plan assets                                                   --             --
Accumulated post-retirement benefit obligation in
    excess of plan assets                                  5,973          6,049
Unrecognized net gain                                        844          1,067
Unrecognized prior service cost                           (4,257)        (4,764)
                                                         -------        -------
Accrued post-retirement benefit cost included
    in other liabilities                                 $ 2,560        $ 2,352
                                                         =======        =======


     Net post-retirement benefit cost for the year ended December 31, 1997, 1996 and 1995 included the following components:


                                                            1997    1996    1995
                                                            ----    ----    ----
Service cost                                                $ 58    $127    $100
Interest cost                                                418     417     469
Amortization of accumulated post-retirement obligation       258     263     313
                                                            ----    ----    ----
Net periodic post-retirement benefit cost                   $734    $807    $882
                                                            ====    ====    ====

17.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company discloses fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate fair value. Fair value estimates are made as of a specific point in time based on the characteristics of the financial instruments and relevant market information. Where available, quoted market prices are used. In other cases, fair values are based on estimates using present value or other valuation techniques. These techniques involve uncertainties and are significantly affected by the assumptions used and judgments made regarding risk characteristics of various financial instruments, discount rates, estimates of future cash flows, future expected loss experience and other factors. Changes in assumptions could significantly affect these estimates. Derived fair value estimates cannot be substantiated by comparison to independent markets and, in certain cases, could not be realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair values, the Company's fair values should not be compared to those of other banks.

     Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Accordingly, the aggregate fair value amounts presented do not purport to represent the underlying market value of the Company. For certain assets and liabilities, the information required under SFAS No. 107 is supplemented with additional information relevant to an understanding of the fair value. Also, fair values are presented for certain assets that are not financial instruments under the definition in SFAS No. 107.

     The following describes the methods and assumptions used by the Company in estimating the fair values of financial instruments and certain non-financial instruments:

     CASH AND CASH EQUIVALENTS, INCLUDING CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN BANKS AND FEDERAL FUNDS SOLD. For these cash and cash equivalents, which have maturities of 90 days or less, the carrying amounts reported in the balance sheet approximate fair values.

     SECURITIES AND LOANS HELD FOR SALE. Fair values are based on quoted bid market prices, where available. Where quoted market prices for an instrument are not available, fair values are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instrument being valued. Fair values are calculated based on the value of one unit without regard to premiums or discounts that might result from selling all of the Company's holdings of a particular security in one transaction.

     LOANS AND LEASES. The fair values of commercial, commercial real estate, residential real estate, and certain consumer loans and leases are estimated by discounting the contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar quality.

     For certain variable-rate consumer loans, including home equity lines of credit the carrying value approximates fair value.

     For nonperforming loans and certain loans where the credit quality of the borrower has deteriorated significantly, fair values are estimated by discounting cash flows at a rate commensurate with the risk associated with those cash flows.

     MORTGAGE SERVICING RIGHTS. The fair value of the Company's mortgage servicing rights is based on the expected present value of future mortgage servicing income, net of estimated servicing costs, considering market consensus loan prepayment predictions.

     DEPOSITS. The fair value of deposits with no stated maturity is equal to the carrying amount. The fair value of time deposits is based on the discounted value of contractual cash flows, applying interest rates currently being offered on the deposit products of similar maturities.

     The fair value estimates for deposits do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of alternative forms of funding ("deposit base intangibles")

     BORROWINGS, INCLUDING FEDERAL FUNDS PURCHASED, SECURITIES SOLD UNDER REPURCHASE AGREEMENTS, BORROWINGS FROM THE FEDERAL HOME LOAN BANK OF BOSTON, SUBORDINATED CAPITAL NOTES AND OTHER BORROWINGS. The fair value of the Company's long-term borrowings is estimated based on quoted market prices for the issues for which there is a market, or by discounting cash flows based on current rates available to the Company for similar types of borrowing arrangements. For short-term borrowings that mature or reprice in 90 days or less, carrying value approximates fair value.

OFF-BALANCE SHEET INSTRUMENTS:

     COMMITMENTS TO ORIGINATE LOANS AND COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT. In the course of originating loans and extending credit and standby letters of credit, the Company will charge fees in exchange for its lending commitment. While these commitment fees have value, the Company has not estimated their value due to the short-term nature of the underlying commitments.

     FORWARD COMMITMENTS TO SELL LOANS. The fair value of the Company's forward commitments to sell loans reflects the value of origination fees and excess servicing recognizable upon sale of loans net of any cost to the Company if it fails to meet its sale obligation. Of the $717.7 million of forward sales commitments at December 31, 1997, the Company had $398.3 million loans available to sell at that date as well as sufficient loan originations subsequent to December 31, 1997 to fulfill the commitments. Consequently, the Company has no unmet sales obligation to value and due to the short-term nature of the commitments has not estimated the value of the fees and servicing.

     LOANS SERVICED WITH RECOURSE. Under certain of the Company's servicing arrangements with investors, the Company has recourse obligation to those serviced loan portfolios. In the event of foreclosure on a serviced loan, the Company is obligated to repay the investor to the extent of the investor's remaining balance after application of proceeds from the sale of the underlying collateral. To date, losses related to these recourse arrangements have been insignificant and while the Company cannot project future losses, the fair value of this recourse obligation is deemed to be likewise insignificant.

     A summary of the fair values of the Company's significant financial instruments at December 31, 1997 and 1996 follows:

                                                                      1997                                  1996
                                                        ----------------------------------------------------------------------
                                                         CARRYING             FAIR               Carrying             Fair
                                                           VALUE              VALUE                Value              Value
                                                           -----              -----                -----              -----
Assets:
    Cash and cash equivalents                           $  437,658          $  437,658          $  491,388         $  491,388
    Securities - available for sale                      1,802,758           1,802,758           1,459,965          1,459,965
    Securities - held to maturity                           28,184              28,495             104,682            104,783
    Loans held for sale                                    398,369             400,363             120,237            120,868
    Loans and leases, net                                6,434,238           6,494,632           5,161,179          5,337,139
    Mortgage servicing rights                               59,702              71,172              40,958             46,087
Liabilities:
    Deposit (with no stated maturity)                    3,575,977           3,575,977           3,249,024          3,249,024
    Time deposits                                        3,171,442           3,196,199           2,687,406          2,717,552
    Borrowings                                           1,982,190           1,981,973           1,042,312          1,040,321


18.  CONDENSED PARENT INFORMATION

Condensed Financial Statements of the Parent Company

                                                                                                     December 31,
                                                                                             -------------------------------
BALANCE SEETS                                                                                  1997                  1996
Assets:                                                                                      --------              ---------
    Cash and due from banks                                                                  $ 38,304              $  4,201
    Interest bearing deposits with bank subsidiaries                                           31,227                21,409
    Securities available for sale                                                                  55                   130
    Securities held to maturity                                                                    --                   320
    Investment in bank subsidiaries                                                           737,831               623,037
    Goodwill and other intangibles                                                             11,383                13,206
    Amounts receivable from subsidiaries                                                        6,994                14,323
    Other assets                                                                               14,577                 9,944
                                                                                             --------              --------
         Total assets                                                                        $840,371              $686,570
                                                                                             ========              ========

Liabilities and shareholders' equity
    Amounts payable to subsidiaries                                                          $     25              $    188
    Subordinated debentures supporting mandatory redeemable trust securities                  107,446                 6,530
    Other liabilities                                                                          12,117                 3,005
    Shareholders' equity                                                                      720,783               676,847
                                                                                             --------              --------
         Total liabilities and shareholders' equity                                          $840,371              $686,570
                                                                                             ========              ========


                                                                                              Year Ended December 31,
                                                                                     ---------------------------------------
STATEMENTS OF INCOME                                                                   1997            1996           1995
Operating income:                                                                    --------        --------        -------
     Dividends from banking subsidiaries                                              $62,296         $84,873        $32,855
     Other operating income                                                             4,336           1,885          1,675
                                                                                      -------         -------        -------
         Total operating income                                                        66,632          86,758         34,530
Operating expenses:
     Interest on borrowings                                                             9,070             609            363
     Amortization of intangibles                                                        1,864           1,864          1,864
     Merger expenses                                                                      354              37          4,958
     Other operating expenses                                                           7,432           3,504          1,984
                                                                                      -------         -------        -------
         Total operating expenses                                                      18,720           6,014          9,169

Income before income taxes and equity in undistributed net income of subsidiaries      47,912          80,744         25,361

Income tax expense (benefit)                                                           (3,097)             85         (1,519)
                                                                                      -------         -------        -------

Income before equity in undistributed net income of subsidiaries                       51,009          80,659         26,880

Equity in undistributed net income of subsidiaries (1)                                 41,326          (4,626)        39,160
                                                                                      -------         -------        -------

Net income                                                                            $92,335         $76,033        $66,040
                                                                                      =======         =======        =======

--------------------------------------------------------------------------------
(1) Amounts in parenthesis represent the excess of dividends over net income from subsidiaries.

                                                                                                    Year Ended December 31,
                                                                                           -----------------------------------------
                                                                                              1997            1996           1995
                                                                                           ----------       --------       --------
STATEMENTS OF CASH FLOWS

Cash flows from operating activities:
     Net income                                                                              $ 92,335       $ 76,033       $ 66,040
     Adjustments to reconcile net income to net
            Cash (used) provided by operating activities:
         Undistributed net income from subsidiaries                                           (41,326)         4,626        (39,160)
         Amortization of goodwill and other intangibles                                         1,864          1,864          1,864
         Securities losses (gains)                                                               (113)            (1)           (27)
         (Increase) decrease in amounts receivable from subsidiaries                            7,330          3,273        (15,913)
         Decrease (increase) in other assets                                                   (3,822)        (2,701)          (119)
         Increase (decrease) in amounts payable to subsidiaries                                  (163)            56             47
         Increase (decrease) in other liabilities                                               6,617         (3,309)        (1,634)
         Other, net                                                                            (3,309)        (2,080)        (1,012)
                                                                                             --------       --------       --------
Net cash provided by operating activities                                                    $ 59,413       $ 77,761       $ 10,086
                                                                                             --------       --------       --------

Cash flows from investing activities:
     Reissuance of treasury stock pursuant to acquisition                                    $     --       $     --       $ 11,274
     Net decrease (increase) in interest bearing deposits with bank subsidiaries               (9,818)           223          8,740
     Sales of available for sale securities                                                       185          1,047          1,697
     Purchase of available for sale securities                                                     (7)            --           (677)
     Sales of held to maturity securities                                                       4,337         16,857          6,483
     Purchase of held to maturity securities                                                   (4,017)       (16,601)        (6,002)
     Capital contribution to subsidiary                                                       (55,000)       (13,200)          (200)
                                                                                             --------       --------       --------
Net cash (used) provided by investing activities                                             $(64,320)      $(11,674)      $ 21,315
                                                                                             --------       --------       --------

Cash flows from financing activities:
     Issuance of notes payable (net)                                                          103,093             --          7,836
     Payment of notes payable                                                                  (2,177)        (1,306)            --
     Other shareholders' equity, net                                                            1,687           (226)         1,671
     Dividends paid to shareholders                                                           (40,285)       (29,350)       (23,108)
     Treasury stock acquired                                                                  (35,917)       (61,370)        (9,816)
     Treasury stock sold                                                                       12,609          5,355          3,016
                                                                                             --------       --------       --------
Net cash provided (used) by financing activities                                             $ 39,010       $(86,897)      $(20,401)
                                                                                             --------       --------       --------

Net increase (decrease) in cash due from banks                                               $ 34,103       $(20,810)      $ 11,000
                                                                                             --------       --------       --------

Change in fiscal year - Community                                                                  --             --           (338)

Cash and due from banks at beginning of year                                                    4,201         25,011         14,349
                                                                                             --------       --------       --------

Cash and due from banks at end of year                                                       $ 38,304       $  4,201       $ 25,011
                                                                                             ========       ========       ========
------------------------------------------------------------------------------------------------------------------------------------
Supplemental disclosure information:
     Interest paid on borrowings                                                               $5,156           $609           $363
------------------------------------------------------------------------------------------------------------------------------------

19.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                           1997                                          1996
------------------------------------------------------------------------------------------------------------------------------------
                                        Fourth      Third       Second       First      Fourth      Third       Second      First
                                        Quarter     Quarter     Quarter     Quarter     Quarter     Quarter     Quarter     Quarter
------------------------------------------------------------------------------------------------------------------------------------
Interest income                         $177,504    $163,402    $153,889    $146,956    $135,010    $128,093    $125,739    $120,635
Interest expense                          85,893      76,067      69,460      65,855      61,357      57,637      56,784      54,404
Provision for loan & lease losses          1,163       1,423       1,020         942       1,075         980       1,500       1,630
                                        --------    --------    --------    --------    --------    --------    --------    --------
Net interest income after provision
  for loan & lease losses                 90,448      85,912      83,409      80,159      72,578      69,476      67,455      64,601
Noninterest income                        26,179      20,493      17,931      18,065      16,140      15,423      14,394      14,753
Special charges                            7,560      11,031           0           0           0       4,522       4,652         453
Noninterest expenses                      72,714      66,093      62,674      60,672      54,909      53,260      51,160      50,387
                                        --------    --------    --------    --------    --------    --------    --------    --------
Income before income
    taxes                                 36,353      29,281      38,666      37,552      33,809      27,117      26,037      28,514
Income tax expense                        12,412      10,848      13,214      13,043      10,751       9,759       9,196       9,738
                                        --------    --------    --------    --------    --------    --------    --------    --------
Net income                              $ 23,941    $ 18,433    $ 25,452    $ 24,509    $ 23,058    $ 17,358    $ 16,841    $ 18,776
                                        ========    ========    ========    ========    ========    ========    ========    ========
Earnings per share
    Basic                                   $.27        $.22        $.29        $.28        $.29        $.21        $.21        $.23
     Diluted                                $.27         .21         .29         .27         .28         .21         .20         .23

Cash earnings per share (1)
    Basic                                   $.30         .24         .32         .30         .30         .23         .23         .24
    Diluted                                  .30         .23         .31         .29         .30         .23         .23         .23
------------------------------------------------------------------------------------------------------------------------------------

(1) Earnings before the amortization of goodwill and core deposit premiums.

INDEPENDENT AUDITORS' REPORT


The Board of Directors
Peoples Heritage Financial Group, Inc.:

We have audited the accompanying supplemental consolidated balance sheets of Peoples Heritage Financial Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of Peoples Heritage Financial Group, Inc. and CFX Corporation on April 10, 1998, which has been accounted for as a pooling-of-interests as described in Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. However, they will become the historical consolidated financial statements of Peoples Heritage Financial Group, Inc. and subsidiaries after financial statemtents covering the date of consummation of the business combination are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Heritage Financial Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.






Boston, Massachusetts                         /s/ KPMG Peat Marwick LLP
July 3, 1998




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